                                                                    EXHIBIT 99.1

                                                               EXECUTION VERSION

                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 26, 2005

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 AS THE LENDERS

                                       AND

                              THE BANK OF NEW YORK

                                  AS THE AGENT,

                                       AND

                                  SALTON, INC.

                                  AS THE PARENT

                                       AND

              EACH OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                AS THE BORROWERS

                                       And

           EACH OF ITS OTHER SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  AS GUARANTORS

                                TABLE OF CONTENTS

                                                                                                       PAGE
ARTICLE I LOANS......................................................................................    2
   1.1.     Total Facility...........................................................................    2
   1.2.     Stated Maturity Date.....................................................................    2
   1.3.     Term Loan................................................................................    2
   1.4.     Registered Notes.........................................................................    2
   1.5.     Execution and Authentication of Registered Notes.........................................    3
   1.6.     Mutilated, Lost, Stolen or Destroyed Registered Notes....................................    3
   1.7.     Additional Notes.........................................................................    4

ARTICLE II INTEREST AND FEES.........................................................................    5
   2.1.     Interest.................................................................................    5
   2.2.     Intentionally Omitted....................................................................    5
   2.3.     Maximum Interest Rate....................................................................    5

ARTICLE III PAYMENTS AND PREPAYMENTS.................................................................    6
   3.1.     Repayment of Term Loan...................................................................    6
   3.2.     Termination of Facility..................................................................    7
   3.3.     Fees.....................................................................................    7
   3.4.     Payments by the Borrowers................................................................    7
   3.5.     Intentionally Deleted....................................................................    8
   3.6.     Apportionment, Application and Reversal of Payments......................................    8
   3.7.     Indemnity for Returned Payments..........................................................    8
   3.8.     Agent's and Lenders' Books and Records; Monthly Statements...............................    9

ARTICLE IV TAXES.....................................................................................    9
   4.1.     Taxes....................................................................................    9

ARTICLE V BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES..........................................   11
   5.1.     Books and Records........................................................................   11
   5.2.     Financial Information....................................................................   11
   5.3.     Additional Financial Information.........................................................   14
   5.4.     Notices to the Lenders...................................................................   15
   5.5.     Collateral Reporting.....................................................................   18

ARTICLE VI GENERAL WARRANTIES AND REPRESENTATIONS....................................................   18
   6.1.     Authorization, Validity, and Enforceability of this Agreement and the Loan Documents.....   18
   6.2.     Validity and Priority of Security Interest...............................................   19
   6.3.     Organization and Qualification...........................................................   19
   6.4.     Corporate Name; Prior Transactions.......................................................   19
   6.5.     Subsidiaries and Affiliates..............................................................   19
   6.6.     Financial Statements and Projections.....................................................   19

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
   6.7.     Capitalization...........................................................................   20
   6.8.     Solvency.................................................................................   20
   6.9.     Debt.....................................................................................   20
   6.10.    Distributions............................................................................   20
   6.11.    Real Estate; Leases......................................................................   20
   6.12.    Proprietary Rights.......................................................................   21
   6.13.    Trade Names..............................................................................   21
   6.14.    Litigation...............................................................................   21
   6.15.    Labor Disputes...........................................................................   21
   6.16.    Environmental Laws.......................................................................   22
   6.17.    No Violation of Law......................................................................   23
   6.18.    No Default...............................................................................   23
   6.19.    ERISA Compliance.........................................................................   23
   6.20.    Taxes....................................................................................   24
   6.21.    Regulated Entities.......................................................................   24
   6.22.    Use of Proceeds; Margin Regulations......................................................   24
   6.23.    Copyrights, Patents, Trademarks and Licenses, etc........................................   24
   6.24.    No Material Adverse Change...............................................................   25
   6.25.    Full Disclosure..........................................................................   25
   6.26.    Material Agreements......................................................................   25
   6.27.    Intentionally Omitted....................................................................   25
   6.28.    Governmental Authorization...............................................................   25
   6.29.    Tax Shelter Regulations..................................................................   25

ARTICLE VII AFFIRMATIVE AND NEGATIVE COVENANTS.......................................................   26
   7.1.     Taxes and Other Obligations..............................................................   26
   7.2.     Legal Existence and Good Standing; Name Changes..........................................   26
   7.3.     Compliance with Law and Agreements; Maintenance of Licenses..............................   26
   7.4.     Maintenance of Property; Inspection of Property..........................................   27
   7.5.     Insurance................................................................................   27
   7.6.     Insurance and Condemnation Proceeds......................................................   27
   7.7.     Environmental Laws.......................................................................   28
   7.8.     Compliance with ERISA....................................................................   28
   7.9.     Mergers, Consolidations or Sales.........................................................   29
   7.10.    Distributions; Capital Change; Restricted Investments....................................   30
   7.11.    Intentionally Omitted....................................................................   30
   7.12.    Guaranties...............................................................................   30
   7.13.    Debt.....................................................................................   30
   7.14.    Prepayment...............................................................................   31
   7.15.    Transactions with Affiliates.............................................................   31
   7.16.    Investment Banking and Finder's Fees.....................................................   32
   7.17.    Business Conducted.......................................................................   32
   7.18.    Liens....................................................................................   32
   7.19.    Sale and Leaseback Transactions..........................................................   32
   7.20.    No New Subsidiaries......................................................................   32

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
   7.21.    Fiscal Year..............................................................................   32
   7.22.    Use of Proceeds..........................................................................   32
   7.23.    Financial Covenants......................................................................   33
   7.24.    Intentionally Omitted....................................................................   33
   7.25.    Further Assurances.......................................................................   33
   7.26.    Intentionally Omitted....................................................................   33
   7.27.    Subsidiary Distributions.................................................................   33
   7.28.    Modification of Covenants................................................................   33

ARTICLE VIII CONDITIONS OF CLOSING...................................................................   34
   8.1.     Required Deliveries on or before the Closing Date........................................   34

ARTICLE IX DEFAULT; REMEDIES.........................................................................   35
   9.1.     Events of Default........................................................................   35
   9.2.     Remedies.................................................................................   38
   9.3.     Waiver of Default or Event of Default under First Lien Credit Agreement..................   39

ARTICLE X BINDING OBLIGATIONS........................................................................   40

ARTICLE XI AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS..............................   40
   11.1.    Amendments and Waivers...................................................................   40
   11.2.    Assignments; Participations..............................................................   42

ARTICLE XII THE AGENT................................................................................   45
   12.1.    Appointment and Authorization............................................................   45
   12.2.    Delegation of Duties.....................................................................   46
   12.3.    Liability of Agent.......................................................................   46
   12.4.    Reliance by Agent........................................................................   46
   12.5.    Notice of Default........................................................................   47
   12.6.    Credit Decision..........................................................................   47
   12.7.    Indemnification..........................................................................   47
   12.8.    Agent in Individual Capacity.............................................................   48
   12.9.    Successor Agent..........................................................................   48
   12.10.   Withholding Tax..........................................................................   49
   12.11.   Collateral Matters.......................................................................   50
   12.12.   Restrictions on Actions by Lenders; Sharing of Payments..................................   52
   12.13.   Agency for Perfection....................................................................   52
   12.14.   Payments by Agent to Lenders.............................................................   53
   12.15.   Intentionally Omitted....................................................................   53
   12.16.   Intentionally Omitted....................................................................   53
   12.17.   Concerning the Collateral and the Related Loan Documents.................................   53
   12.18.   Intentionally Omitted....................................................................   53
   12.19.   Relation Among Lenders...................................................................   53
   12.20.   Additional Agents........................................................................   53

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                       PAGE
ARTICLE XIII MISCELLANEOUS...........................................................................   54
   13.1.    No Waivers; Cumulative Remedies..........................................................   54
   13.2.    Severability.............................................................................   54
   13.3.    Governing Law; Choice of Forum; Service of Process.......................................   54
   13.4.    Waiver of Jury Trial.....................................................................   55
   13.5.    Survival of Representations and Warranties...............................................   56
   13.6.    Other Security and Guaranties............................................................   56
   13.7.    Fees and Expenses........................................................................   56
   13.8.    Notices..................................................................................   57
   13.9.    Waiver of Notices........................................................................   58
   13.10.   Binding Effect...........................................................................   59
   13.11.   Indemnity of the Agent, Agent-Related Persons and the Lenders by the Borrowers...........   59
   13.12.   Limitation of Liability..................................................................   60
   13.13.   Final Agreement..........................................................................   61
   13.14.   Counterparts.............................................................................   61
   13.15.   Captions.................................................................................   61
   13.16.   Right of Setoff..........................................................................   61
   13.17.   Confidentiality..........................................................................   61
   13.18.   Conflicts with Other Loan Documents......................................................   63
   13.19.   The Administrative Borrower..............................................................   63

ARTICLE XIV JOINT AND SEVERAL OBLIGATIONS............................................................   63
   14.1.    All Obligations to Constitute Joint and Several Obligations..............................   63

                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A           DEFINED TERMS

EXHIBIT A         FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
EXHIBIT B         FORM OF NOTE
EXHIBIT C         FORM OF JOINDER AND ACCEPTANCE AGREEMENT

SCHEDULE 1.1      -   LENDERS' TERM LOANS
SCHEDULE 6.3      -   ORGANIZATION AND QUALIFICATIONS
SCHEDULE 6.4      -   CORPORATE NAME; PRIOR TRANSACTIONS
SCHEDULE 6.5      -   SUBSIDIARIES AND AFFILIATES
SCHEDULE 6.7      -   CAPITALIZATION
SCHEDULE 6.9      -   DEBT
SCHEDULE 6.11     -   REAL ESTATE; LEASES
SCHEDULE 6.12     -   PROPRIETARY RIGHTS
SCHEDULE 6.13     -   TRADE NAMES
SCHEDULE 6.14     -   LITIGATION
SCHEDULE 6.15     -   LABOR DISPUTES
SCHEDULE 6.16(a)  -   ENVIRONMENTAL LAWS AND COMPLIANCE
SCHEDULE 6.16(f)  -   ENVIRONMENTAL DISCLOSURE
SCHEDULE 6.26     -   MATERIAL AGREEMENTS
SCHEDULE 6.28     -   AUTHORIZATIONS
SCHEDULE 7.9      -   DISPOSITION OF TOASTMASTER FACILITIES
SCHEDULE 7.16     -   FEES/COMMISSIONS
SCHEDULE 9.1(k)   -   JUDGMENTS
SCHEDULE E-1      -   LOCATIONS OF ELIGIBLE LANDED INVENTORY
SCHEDULE E-2      -   PERMITTED LIENS
SCHEDULE E-3      -   RESTRUCTURING CHARGES
SCHEDULE E-4      -   IMPAIRMENT LOSSES

                                CREDIT AGREEMENT

      This Credit Agreement, dated as of August 26, 2005 (this "Agreement"), among the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), THE BANK OF NEW YORK, a New York corporation, with offices at 600 E. Los Colinas Blvd., Suite 1300, Irving, Texas, 75039, as administrative agent and collateral agent for the Lenders (the "Agent"), SALTON, INC., a Delaware corporation, with offices at 1955 Field Court, Lake Forest, Illinois 60045 (the "Parent"), each of the Parent's Subsidiaries identified on the signature pages hereof as Borrowers and each of the Parent's other Subsidiaries identified on the signature pages hereof as Guarantors.

                              W I T N E S S E T H:

      WHEREAS, Parent issued those 10 3/4% Senior Subordinated Notes Due 2005 (the "2005 Senior Notes"), pursuant to that certain Indenture dated as of December 16, 1998 in favor of Sun Trust Bank (as successor to Wells Fargo Bank Minnesota, N.A.), as Trustee, as amended, restated, supplemented or otherwise modified from time to time;

      WHEREAS, Parent issued those 12 1/4% Senior Subordinated Notes Due 2008 (the "2008 Senior Notes") pursuant to that certain Indenture, dated as of April 23, 2001 in favor of Sun Trust Bank (as successor to Wells Fargo Bank Minnesota, N.A.), as Trustee, as amended, restated, supplemented or otherwise modified from time to time;

      WHEREAS, Parent has offered (the "Exchange Offer") holders of the 2005 Senior Notes and of the 2008 Senior Notes to exchange such Senior Notes for a portion of the Term Loans issued or to be issued pursuant to this Agreement, shares of Common Stock of the Parent and shares of Series C Preferred Stock of the Parent;

      WHEREAS, simultaneous with the execution of this Agreement, the Parent has closed the Exchange Offer (the "Exchange Offer Closing") and accepted the 2005 Senior Notes and the 2008 Senior Notes tendered by each of the Lenders in exchange for a ratable portion of the Term Loan issued pursuant to this Agreement as set forth beside each Lender's name under the applicable heading on
Schedule 1.1; and

      WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, the Borrowers, and the Guarantors hereby agree as follows.

                                   ARTICLE I
                                     LOANS

      1.1. Total Facility. In connection with the Exchange Offer Closing, each Lender in exchange for their 2005 Senior Notes and 2008 Senior Notes agree to accept the Term Loans in the amount as set forth on Schedule 1.1 opposite such Lender's name, constituting a total credit facility of up to $110 million (the "Total Facility"). The Total Facility shall be composed of the Term Loans to the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, the aggregate principal amount of Term Loans under this Agreement shall not exceed $110 million.

      1.2. Stated Maturity Date. Each of the Term Loans will mature on the Stated Maturity Date.

      1.3. Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, at the Closing Date, each Lender agrees (severally, not jointly or jointly and severally) and has made the term loans (collectively, the "Term Loans") to Borrowers in an amount as set forth on Schedule 1.1 opposite such Lender's name, which Term Loan has been funded pursuant to the tender and exchange of the Senior Notes. Subject to
Section 1.7 hereof, in the event that the aggregate principal amount of the Term Loans hereunder upon the Exchange Offer Closing is less than $110 million, then the Borrowers may add additional Lender parties hereto through the issuance of additional Term Loans so long as the aggregate principal amount of Term Loans under this Agreement does not exceed $110 million.

      1.4. Registered Notes. Agent agrees to record each Term Loan on the Register referred to in Section 11.2(g), provided that the Lenders and Loan Parties consent to Agent relying on the certificate from Administrative Borrower regarding the amount and owners of the initial Term Loans for purposes of establishing the Register on the Closing Date. Each Term Loan recorded on the Register may not be evidenced by promissory notes other than Registered Notes (as defined below), provided, however, any Lender may elect not to receive and hold a physical note in which case such Term Loan shall be evidenced by the records of such Lender and the register maintained by the Agent. The accounts or records maintained by the Agent and each Lender shall be conclusive absent manifest error of the principal amount of the Term Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender, Agent or Administrative Borrower and accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control absent manifest error. Upon the registration of each Term Loan, the Borrowers agree to execute and the Agent agrees to authenticate and deliver to such Lender a note, in conformity with the terms of this Agreement, in registered form to evidence such Registered Loan, substantially in the form attached hereto as Exhibit B, and registered as provided in Section 11.2(g) (a "Registered Note"), payable to the order of such Lender and otherwise duly completed (provided that with respect to an Eligible Assignee a note shall only be issued upon the request of such Eligible Assignee). The Registered Notes shall have endorsed thereon the legends as set forth on the form attached as Exhibit B, including language stating that such Registered Note is subject to the terms and conditions of the Intercreditor Agreement and the Security Agreement, or otherwise based upon the opinion of counsel may have endorsed thereon such other legends or text, as may be necessary or appropriate to conform to any applicable rules and regulations of any governmental authority or any custom, usage or requirement of law with respect thereto. Once recorded on the Register, each Term Loan may not be removed from the Register so long as it or they remain outstanding, and a Registered Note may not be exchanged for a note that is not a Registered Note.

      1.5. Execution and Authentication of Registered Notes.

            (a) The Registered Notes shall be executed on behalf of each Borrower by the manual or facsimile signature of a duly authorized officer of such Borrower. In case an officer whose signature or facsimile thereof appears on any Registered Notes shall cease to be such officer before the delivery of such Registered Notes, such signature or facsimile thereof shall nevertheless be valid and sufficient for all purposes, the same as if such person had remained in office until delivery. Any Registered Notes may be signed by such person as at the actual time of the execution of such Registered Note shall be an authorized officer to sign such Registered Notes although at the date of such Registered Note such persons may not have been such officers.

            (b) The Registered Notes shall have endorsed thereon a Certificate of Authentication substantially in the form set forth in Exhibit B, which shall be manually executed by the Agent. No Registered Note shall be entitled to any security or benefit under this Agreement or shall be valid or obligatory for any purpose unless and until such Certificate of Authentication shall have been duly executed by the Agent. Such executed Certificate of Authentication upon any Registered Note shall be conclusive evidence that such Registered Note has been duly authenticated and delivered under this Agreement. The Certificate of Authentication on any Registered Note shall be deemed to have been duly executed if signed by any authorized officer or employee of the Agent, but it shall not be necessary that the same officer or employee sign the Certificate of Authentication on all of the Registered Notes that may be issued hereunder at any one time.

      1.6. Mutilated, Lost, Stolen or Destroyed Registered Notes. In the event any Registered Note shall become mutilated, or be lost, stolen or destroyed, the Borrowers shall execute and the Agent shall authenticate and deliver a new Registered Note of like date and tenor as the Registered Note mutilated, lost, stolen or destroyed; provided that, in the case of any mutilated Registered Note, such mutilated Registered Note shall first be surrendered to the Agent, and in the case of any lost, stolen or destroyed Registered Note, there shall be first furnished to the Parent and the Agent evidence of such loss, theft or destruction satisfactory to the Parent and the Agent, together with indemnity satisfactory to them, provided, however, in lieu of delivery of a replacement Registered Note, with the acknowledgement and consent of such Lender, the Agent may treat such Registered Note as replaced solely by notation thereof on the Register maintained by the Agent. In the event any such Registered Note shall have matured or have been selected for redemption, instead of issuing a substitute Registered Note the Borrowers may pay or authorize the payment of the same without surrender thereof. Upon the issuance of any substitute Registered Note, the Parent and the Agent may require the payment of an amount by the Registered Noteowner sufficient to reimburse the Parent and the Agent for any tax or other governmental charge that may be imposed in relation thereto and any other reasonable fees and expenses incurred in connection therewith.

      1.7. Additional Notes. The Borrowers may add additional Lender parties or issue additional Registered Notes under the terms of this Agreement provided that each of the following conditions are satisfied:

            (a) The aggregate principal amount of all Term Loans issued under this Agreement does not exceed $110 million;

            (b) The additional Registered Notes are issued either in exchange for 2005 Senior Notes or 2008 Senior Notes or are issued in consideration of a cash loan to the Borrowers equal to 100% of the principal amount of such Registered Notes;

            (c) The Lender receiving such new Registered Notes executes and delivers to the Agent a Joinder and Acceptance Agreement in the form attached hereto as Exhibit C (or an amendment or supplement to an existing Joinder and Acceptance Agreement executed by the Lender);

            (d) The Borrowers provide a certificate to the Agent that (i) all conditions for the issuance of such Registered Notes have been met, (ii) no Default or Event of Default has occurred and is continuing under this Agreement, and (iii) that the issuance of the Registered Notes will not be in violation or result in a Default or an Event of Default under this Agreement, the First Lien Credit Agreement or the Intercreditor Agreement; and

            (e) The Borrowers provide the Agent with an opinion of counsel covering the requirements in subsection (d) above, and any additional information reasonably requested by the Agent.

      Upon satisfaction of each of the foregoing conditions and upon the written request of the Borrowers to the Agent, the Agent shall enter such new or additional Term Loan on the Register as provided in Section 11.2(g) and if requested shall authenticate a new Registered Note.

                                   ARTICLE II
                                INTEREST AND FEES

      2.1. Interest.

            (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the LIBOR Rate plus the Applicable Margin, but not to exceed the Maximum Rate. All interest charges shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed (which results in more interest being paid than if computed on the basis of a three hundred and sixty-five (365) day year). The Borrowers shall pay to the Agent, for the ratable benefit of Lenders, interest semiannually on all Term Loans in arrears on each January 15 and July 15, commencing on January 15, 2006, through the Termination Date.

            (b) Default Rate. If any Default or Event of Default occurs and is continuing, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

      2.2. Intentionally Omitted.

      2.3. Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

                                  ARTICLE III
                            PAYMENTS AND PREPAYMENTS

      3.1. Repayment of Term Loan.

            (a) Intentionally Omitted.

            (b) Term Loans. The Term Loans shall be due and payable in full, together with all accrued and unpaid interest thereon, on the Stated Maturity Date. The Term Loans may not be prepaid, except to the extent set forth in clauses (c) and (d) below.

            (c) Optional Prepayments. Solely to the extent permitted by the First Lien Credit Agreement, Borrowers may prepay or optionally redeem all or any part of the Term Loans on a ratable basis at any time prior to the Stated Maturity Date at the respective redemption prices set forth below, plus accrued interest thereon to the redemption date:

                                                               Redemption
                     Redemption Dates                            Prices
On or after August 26, 2005 but prior to August 26, 2006          102%
On or after August 26, 2006 but prior to August 26, 2007          101%
On or after August 26, 2007                                       100%

            (d) Purchase of 2008 Senior Notes. Solely to the extent permitted by the First Lien Credit Agreement, after the Exchange Offer Closing, Parent may purchase 2008 Senior Notes not exchanged in the Exchange Offer through open market purchases or otherwise, provided that (i) Borrowers have a minimum level of Availability as defined and set forth under the First Lien Credit Agreement of not less than $4,000,000 after giving effect to any such purchases and (ii) the amount spent by the Borrowers to purchase the 2008 Senior Notes does not exceed $11,000,000. Notwithstanding the foregoing, the Borrowers may spend more than $11,000,000 in the aggregate in accordance with the following schedule to purchase 2008 Senior Notes if the condition in Section 3.1(d)(i) above is met and provided that concurrently or prior to such purchases, and solely to the extent permitted by the First Lien Credit Agreement, Borrowers shall have optionally prepaid or redeemed on a ratable basis a cumulative portion of the Term Loans as follows:


                                  Permitted Additional Amounts
  Cumulative Percentage of         that Borrowers May Spend To
Initial Term Loans Redeemed        Purchase 2008 Senior Notes
---------------------------       -----------------------------
              9%                         $  2 million
             18%                         $  5 million
             27%                         $  9 million
             36%                         $ 14 million
             45%                         $ 20 million
             54%                         $ 27 million
             63%                         $ 35 million
             72%                         $ 44 million
             81%                         $ 54 million
             90%                         $ 66 million
            100%                         $ 78 million

      In the event that as of the Closing Date the principal amount of the Term Loans is less than $110 million, then the Cumulative Percentages and permitted paydowns set forth above shall each be proportionately reduced to the percentage or paydown amount determined by multiplying such percentages and paydowns by a fraction (expressed as a percentage) the numerator of which is the principal amount of the Term Loans as of the Closing Date and the denominator of which is $110 million.

            (e) Mandatory Prepayment. Upon a Change of Control, the Borrowers shall be required to prepay the Term Loans in full. The principal amount to be paid on such required prepayment shall be based on the Redemption Price schedule set forth in Section 3.1(c) applicable to Optional Prepayments.

      3.2. Termination of Facility. The Borrowers may terminate this Agreement upon at least ten (10) Business Days' notice to the Agent and the Lenders, upon
(a) the payment in full of the outstanding Term Loans, together with accrued interest thereon, and (b) the payment in full in cash of all reimbursable expenses and other Obligations.

      3.3. Fees. Borrowers shall pay to Agent, for its own account, fees in the amounts and at the times specified in the Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

      3.4. Payments by the Borrowers.

            (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrowers shall be made to the Agent for the account of the Lenders, at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (New York, New York time) on the date specified herein. Any payment received by the Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue. All payments made by Agent to any Lender shall be by wire transfer to accounts designated by each of the Lenders in writing to Agent. In the event any Lender fails to provide the Agent with valid wire instructions, then the Agent may hold such payments for the account of such Lender but without interest until such Lender provides such instructions.

            (b) Subject to the provisions set forth in the definition of "Interest Period", whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

      3.5. Intentionally Deleted.

      3.6. Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans held by each Lender and to which such payments relate) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders, except for fees and other Obligations payable solely to the Agent and except as provided in Section 11.1(b). All payments made hereunder, and all proceeds of Accounts or other Collateral received hereunder, shall be applied subject to the provisions of this Agreement and the Intercreditor Agreement and remitted to Agent. After an Event of Default, notwithstanding any other provision in the Loan Documents, but subject to the Intercreditor Agreement, all payments and proceeds shall be applied in the following order: first, to pay any fees, indemnities or expense reimbursements and any other Obligations then due to any Agent or any other Agent-Related Person from any Loan Party; second, to pay, ratably, any fees or expense reimbursements then due to the Lenders from the Borrowers; third, to pay, ratably, interest then due on the Term Loans; fourth, to pay or prepay principal of the Term Loans; fifth, to the payment of any other Obligation due to the Agent or any Lender by the Borrowers; and sixth, subject to the Intercreditor Agreement, upon request by the Borrowers, to the Borrowers. The Agent shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations in accordance with this Agreement.

      3.7. Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrowers shall be liable to pay to the Agent and the Lenders, and each Borrower hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive the termination of this Agreement and the payment of the Obligations.

      3.8. Agent's and Lenders' Books and Records; Monthly Statements. The Agent shall record the principal amount of the Loans owing to each Lender from time to time on its books and on the register maintained by the Agent. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by the Agent or any Lender to make such notation shall not affect the obligations of the Borrowers with respect to the Loans. The Borrowers agree that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a Note or other instrument. The Agent will provide to the Administrative Borrower within thirty (30) days after the last day of each calendar month a monthly statement of Loans and payments pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section
3.6 and corrections of errors discovered by or acknowledged and agreed to by the Agent), unless the Administrative Borrower, on behalf of the Borrowers, notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered in accordance with Section 13.8. In the event a timely written notice of objections is given by the Administrative Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

                                   ARTICLE IV
                                      TAXES

      4.1. Taxes.

            (a) Any and all payments by the Borrowers to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) ("Excluded Taxes"). In addition, the Borrowers shall pay all Other Taxes.

            (b) Each Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date such Lender or the Agent makes written demand therefor.

            (c) If the Borrowers shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                  (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                  (ii) the Borrowers shall make such deductions and withholdings;

                  (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law or, if being contested in good faith, set up reserves determined by the Agent in its commercially reasonable discretion to be adequate for such Taxes or Other Taxes; and

                  (iv) the Borrowers shall also pay to each Lender or the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

            (d) At the Agent's request, within thirty (30) days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

            (e) If the Borrowers are required to pay additional amounts to any Lender or the Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                                   ARTICLE V
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

      5.1. Books and Records. The Borrower Parties shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions and such books, records and accounts on a consolidated basis shall be prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Parent on a consolidated basis shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower Party shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

      5.2. Financial Information. The Borrower Parties shall promptly furnish to each Lender the financial information set forth below. Such documents and financial information may be delivered by electronic posting on a digital workspace provided by IntraLinks, Inc. or another digital workspace provider reasonably acceptable to the Agent and to which the Lenders have access; provided, however, if the Borrower Parties determine such digital posting is or has become impractical, then the Borrower Parties may deliver such information via any means described in Section 13.8, including via electronic mail at the e-mail address set forth therein. The Agent shall have no duty to maintain copies of any such documents or notices. The Administrative Borrower shall furnish the following to each Lender:

            (a) Annual Financial Statements. As soon as available, but in any event not later than ninety (90) days after the close of each Fiscal Year, consolidated audited balance sheets as of the date thereof and for the Fiscal Year then ended, and consolidated audited statements of earnings, cash flows and stockholders' equity for the Parent for such Fiscal Year, including a footnote containing supplemental consolidating financial information for (a) the Borrower Parties on a consolidated basis and (b) for the Subsidiaries of Parent other than domestic Subsidiaries (collectively, the "Foreign Subsidiaries") on a consolidated basis. Such supplemental consolidating financial information will include balance sheets, statements of earnings and statements of cash flows.

            (b) General. The audited statements set forth above in Section 5.2(a) shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified with respect to going concerns by independent certified public accountants selected by the audit committee of the board of directors of the Parent and reasonably satisfactory to the Agent. The Borrower Parties hereby authorize the Agent (as directed by the Lenders) to communicate directly with their certified public accountants and, by this provision, authorizes those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrower Parties and to discuss directly with the Agent the finances and affairs of the Borrower Parties; provided, that together with each of the audited Financial Statements delivered pursuant to Section 5.2(a), the Administrative Borrower shall furnish a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to the financial covenants set forth in Section 7.23 hereof, except for those Defaults or Event of Defaults, if any, described in reasonable detail in such certificate.

            (c) Quarterly Financial Statements. As soon as available, but in any event not later than forty-five (45) days after the close of first, second and third Fiscal Quarters of each Fiscal Year, consolidated unaudited balance sheets as of the date thereof, and consolidated unaudited statements of earnings, cash flows and stockholders' equity for the Parent for such Fiscal Quarter, including a footnote containing supplemental consolidating financial information for (a) the Borrower Parties on a consolidated basis and (b) for Foreign Subsidiaries on a consolidated basis. Such supplemental consolidating financial information will include balance sheets, statements of earnings and statements of cash flows. The consolidated unaudited statements referred to in the first sentence of this
Section 5.2(c), shall fully present in all material respects the consolidated financial position and consolidated results of operations of the Parent as at the date thereof and for the Fiscal Quarter then ended, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) (except as disclosed therein). The Parent shall certify by a certificate signed by its senior financial officer thereof that all such consolidated unaudited statements referred to in the first sentence of this Section 5.2(c) have been prepared in accordance with GAAP and present fairly in all material respects the Parent's consolidated financial position as at the dates thereof and its consolidated results of operations for the periods then ended, subject to recurring year-end adjustments and required quarterly footnotes.

            (d) With each of the annual audited Financial Statements delivered pursuant to Section 5.2, a certificate of the senior financial officer of the Parent setting forth in reasonable detail the calculations required to establish that the Borrower Parties were in compliance with the covenants set forth in
Section 7.23 during the period covered in such Financial Statements and as at the end thereof. Within forty-five (45) days after the end of each Fiscal Quarter (after making all quarter end adjustments), a certificate of the senior financial officer of the Parent setting forth in reasonable detail (i) the amount of all Capital Expenditures incurred by the Borrower Parties for the Fiscal Year to date and (ii) the calculations required to establish that the Borrower Parties were in compliance with the covenants set forth in Section 7.23 during the period covered in such Financial Statements and as at the end thereof. Within forty-five (45) days after the end of each Fiscal Quarter, a certificate of the chief financial officer of the Parent stating that, except as explained in reasonable detail in such certificate, to the knowledge of such senior financial officer, (A) all of the representations and warranties of the Borrower Parties contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date,
(B) the Borrower Parties are, at the date of such certificate, in compliance with all of their respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such month, and (D) the Management's Discussion and Analysis contained in the Form 10-Q for such Fiscal Quarter filed with the SEC complies in all material respects with the requirements of the SEC for that disclosure and does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading in any material respect. If such certificate discloses that a representation or warranty is not correct or complete in all material respects, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower Parties have taken or propose to take with respect thereto.

            (e) Promptly, and in any event within five (5) Business Days after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of any Borrower Party.

            (f) Promptly, and in any event within five (5) Business Days after the filing thereof, copies of all periodic reports, if any, or other documents filed by the Parent or any of its Subsidiaries with the SEC under the Exchange Act, and all reports, notices, or statements sent or received by the Parent or any of its Subsidiaries to or from the holders of any equity interests of the Parent (other than routine non-material correspondence sent by shareholders of the Parent to the Parent and filings with the SEC by any shareholder of the Parent pursuant to Section 13(d) or 16(a) of the Exchange Act) or any such Subsidiary or of any Debt of the Parent or any of its Subsidiaries registered under the Securities Act of 1933, as in effect from time to time, or to or from the trustee under any indenture under which the same is issued.

            (g) As soon as available, but in any event not later than fifteen
(15) days after any Borrower Party's receipt thereof, a copy of all management reports and management letters prepared for such Borrower Party by any independent certified public accountants of the Borrower Parties; provided, that the Borrower Parties shall have no liability hereunder for any failure to deliver such management reports and management letters to the extent such failure results solely from the refusal of such accountants to authorize the Borrower Parties to comply with such obligation.

            (h) Promptly, and in any event within two (2) Business Days after filing with the SEC, copies of any and all proxy statements, financial statements, and reports which the Parent makes available to its shareholders.

            (i) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent or any Subsidiary (including, without limitation, a copy of each tax return filed by any Borrower Party), subject to confidentiality obligations in favor of any Borrower Party, including but not limited to any new confidentiality agreement that may be reached with respect to such information.

            (j) As soon as available, but in any event not later than forty-five
(45) days after the close of each Fiscal Quarter, a report, in form and substance satisfactory to the Agent, setting forth the reasonably estimated amount of cash in the Foreign Subsidiaries that is available to be repatriated to a Borrower Party without the incurrence of tax liability or other penalties by such Borrower Party as of the close of such Fiscal Quarter, but only to the extent not otherwise prohibited by any applicable financing arrangement.

      5.3. Additional Financial Information. In addition to the financial information provided pursuant to Section 5.2 above, the Administrative Borrower will furnish to the Agent the additional information referenced in this Section, which may be delivered in the same manner as the financial information delivered pursuant to Section 5.2, but only to the Agent and not to any of the Lenders, except as described herein. The Agent will not provide copies of the information delivered pursuant to this Section 5.3 to any Lender unless and until (a) such Lender submits a written request for such information to the Agent, and (b) such Lender executes and delivers a confidentiality agreement with the Company and the Agent, in form and substance acceptable to the Company. The additional information includes:

            (a) Consolidated Monthly Financial Statements. As soon as available, but in any event not later than thirty (30) days after the end of each month occurring during each Fiscal Year (other than the first, third, sixth, ninth and twelfth such month and as to such months, as soon as available) unaudited consolidated balance sheets of the Parent as at the end of such month, and unaudited consolidated income statements and statements of cash flows for the Parent for such month and for the period from the beginning of the Fiscal Year to the end of such month, fairly presenting in all material respects the consolidated financial position and consolidated results of operations of the Parent as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a) (except as disclosed therein). The Parent shall certify by a certificate signed by its senior financial officer thereof that all such statements have been prepared in accordance with GAAP and present fairly in all material respects the Parent's consolidated financial position as at the dates thereof and its consolidated results of operations for the periods then ended, subject to normal year-end adjustments and the absence of footnotes; and

            (b) Financial Projections. As soon as available, but in any event not later than forty-five (45) days after the end of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, income statements and cash flow statements) for the Parent as at the end of and for each fiscal month of such Fiscal Year.

      5.4. Notices to the Lenders. The Administrative Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

            (a) Immediately after becoming aware of any Default or Event of Default;

            (b) Immediately after becoming aware of the assertion by the holder of any capital stock of any Borrower Party or the holder of any Debt of the Parent or any Subsidiary in an amount outstanding in excess of $1,000,000 or with respect to any licensing agreement that a default exists with respect thereto or that the Parent or such Subsidiary is not in compliance with the terms thereof, or the commencement by such holder of any enforcement action because of such asserted default or non-compliance;

            (c) Immediately after becoming aware of any event or circumstance which would have a Material Adverse Effect;

            (d) Immediately after any settlement offer is made by the Parent or any Subsidiary in an amount that would, if consummated, result in an Event of Default hereunder;

            (e) Immediately after becoming aware of any pending action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect or which involves the same matters that are the subject of class action litigation or matters related thereto;

            (f) Immediately after becoming aware of any pending strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Parent or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

            (g) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Parent or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

            (h) Immediately after receipt of any notice of any violation by the Parent or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Parent or any Subsidiary is not in compliance with any Environmental Law or is investigating the Parent's or such Subsidiary's compliance therewith;

            (i) Immediately after receipt of any written notice that the Parent or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Parent or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability that is not covered by insurance in excess of $1,000,000;

            (j) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property to the extent the liability with respect thereto that is not covered by insurance and is in excess of $1,000,000;

            (k) Any change in the Parent's or any Subsidiary's name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, or, with respect to any Borrower Party, locations of Collateral, or form of organization, trade names under which such Person will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

            (l) Within ten (10) Business Days after any Borrower Party or any ERISA Affiliate knows, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

            (m) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Borrower Party or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either a Borrower Party or any ERISA Affiliate;

            (n) Within three (3) Business Days after receipt thereof by any Borrower Party or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

            (o) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Borrower Party's annual costs with respect thereto by an amount in excess of $1,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower Party or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower Party or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

            (p) Within three (3) Business Days after any Borrower Party or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

            (q) Within forty-five (45) days of the end of each Fiscal Quarter, updated or supplemented as of the last day of such Fiscal Quarter, Schedule 6.7,
Schedule 6.9, Schedule 6.11, Schedule 6.12, Schedule 6.13, Schedule 6.14,
Schedule 6.15, Schedule 6.16(a), Schedule 6.16(f), or Schedule 6.26, or any of the foregoing in each case as may be required to render correct the representations and warranties contained in the applicable sections to which such schedules relate as of the last day of such Fiscal Quarter without giving effect to any references therein to the "Closing Date" in each case, appropriately marked to show the changes made therein; provided that no such supplement to any such Schedule or representation shall be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by the Required Lenders in writing.

            (r) Promptly after any Borrower Party has notified the Agent of any intention by such Borrower Party to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

      Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Parent, any Subsidiary or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

      5.5. Collateral Reporting. The Parent shall provide the Agent with all of the following documents or reports that it provides to the First Lien Agent: (i) a statement of the balance of each intercompany account (including the Intercompany Account); (ii) such other reports as to the Collateral of each Borrower Party; and (iii) with the delivery of each of the foregoing, a certificate of the Parent executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If any of the Borrower Parties' records or reports of the Collateral are prepared by an accounting service or other agent, each Borrower Party hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

                                   ARTICLE VI
                     GENERAL WARRANTIES AND REPRESENTATIONS

      In order to induce the Agent and the Lenders to enter into this Agreement, each Borrower Party makes the following representations and warranties to the Agent and the Lenders which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date and such representations and warranties shall survive the execution and delivery of this
Agreement:

      6.1. Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower Party has the power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party and to grant to the Agent Liens upon and security interests in the Collateral with respect to which it has rights, title or ownership and each Borrower has the authority to incur the Obligations. Each Borrower Party has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by each Borrower Party, and constitute the legal, valid and binding obligations of such Borrower Party, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Each Borrower Party's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien (other than the Liens created by this Agreement and the other Loan Documents) upon the property of the Parent or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture, or instrument to

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

which the Parent or such Subsidiary is a party or which is binding upon it, (b) any Requirement of Law applicable to the Parent or any of its Subsidiaries, or
(c) the certificate or articles of incorporation or by-laws or the limited liability company operating agreement or limited partnership agreement of such Borrower Party.

      6.2. Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, except for those Liens identified in clauses (c), (d), (e), (f), (h), (i) and (j) of the definition of Permitted Liens securing all the Obligations, and enforceable against the Borrower Parties and all third parties.

      6.3. Organization and Qualification. Each Borrower Party (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business, except where the failure to so qualify would have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and to own its property.

      6.4. Corporate Name; Prior Transactions. Except as set forth on Schedule 6.4, to the Parent's Knowledge, none of the Borrower Parties has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

      6.5. Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to the Parent of each and all of the Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction, in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect and (c) has all requisite power and authority to conduct its business and own its property. The aggregate value of the assets or net worth of Toastmaster V.I., Inc., a Virgin Islands corporation, does not exceed $10,000.00.

      6.6. Financial Statements and Projections.

            (a) The Administrative Borrower has delivered to the Agent and the Lenders the audited consolidated balance sheet and related consolidated statements of income, retained earnings, cash flows, and changes in stockholders equity for the Parent and its Subsidiaries as of July 3, 2004, and for the Fiscal Year then ended, accompanied by the report thereon of the Parent's independent certified public accountants, Deloitte & Touche. The Administrative Borrower has also delivered to the Agent and the Lenders the unaudited consolidated balance sheet and related unaudited consolidated statements of income and cash flows for the Parent and its Subsidiaries as of April 2, 2005. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Parent and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

            (b) The Latest Projections when submitted to the Agent as required herein represent the Borrower Parties' good faith estimate of the future consolidated financial performance of the Parent and its Subsidiaries, as applicable, for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower Parties believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Agent.

            (c) The Fiscal Year of the Parent ends each year on the Saturday closest to June 30.

      6.7. Capitalization. Schedule 6.7 sets forth, as of the Closing Date, a complete and accurate description of the authorized capital stock of each Borrower Party and each of its directly-owned Subsidiaries, by class, and a description of the number of shares of each class that are issued and outstanding and the par value thereof. All such shares of capital stock are validly issued, fully-paid and non-assessable.

      6.8. Solvency. The Parent and the Subsidiaries are Solvent on a consolidated basis prior to and after giving effect to the Borrowings to be made on the Closing Date.

      6.9. Debt. After giving effect to the making of the Term Loan to be made on the Closing Date, the Borrower Parties have no Debt, except (a) Debt permitted under Section 7.13, and (b) Debt as of the Closing Date described on
Schedule 6.9.

      6.10. Distributions. Except as permitted by Section 7.10, since June 28, 2003, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any Subsidiary.

      6.11. Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by any Borrower Party, all leases and subleases of real property held by any Borrower Party as lessee or sublessee, including all locations where any Borrower Party conduct any manufacturing operations or distribution business, and all leases and subleases of real property held by any of any Borrower Party as lessor, or sublessor in excess of $200,000. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, no default by any of any Borrower Party under any such lease or sublease exists and, to the Parent's Knowledge, no default by any other party under any such lease or sublease exists. Each Borrower Party has good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by the Borrower Party, or valid leasehold interests in all Real Estate designated therein as "leased" by any of any Borrower Party and each Borrower Party has good, indefeasible, and merchantable title to all of its other property reflected on the Financial Statements delivered to the Agent and the Lenders referenced in Section 6.6 above, except as disposed of in the ordinary course of business since the date thereof, free of all Liens except Permitted Liens.

      6.12. Proprietary Rights. Schedule 6.12 sets forth a correct and complete list as of the Closing Date of all of any Borrower Party's Proprietary Rights; provided that with respect to Proprietary Rights such Schedule sets forth a correct and complete list of all of any Borrower Party's trademarks then in use by such Borrower Party. None of such Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the Parent's Knowledge (including, at the time of any launch of any new product, after review of a patent search with respect to the Proprietary Rights related to such product or an opinion of counsel with respect thereto and determination by any Borrower Party that there is no infringement or conflict), none of the Proprietary Rights infringes on or conflicts with any other Person's property, and, to the Parent's Knowledge and except as otherwise disclosed in writing to the Agent, no other Person's property infringes on or conflicts with the Proprietary Rights, in each case, to the extent any such infringement, individually or in the aggregate, could reasonably be expected to result in any loss or damage to any Borrower Party in excess of $1,000,000. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of each of the Borrower Parties' business. No claim or litigation regarding any of the foregoing is pending or, to the Parent's Knowledge, threatened, and no patent, invention, device or application for the same is pending or, to the Parent's Knowledge, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      6.13. Trade Names. All trade names or styles as of the Closing Date under which the Borrower Parties sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13.

      6.14. Litigation. Except as set forth on Schedule 6.14 as of the Closing Date, there is no pending, or to the Parent's Knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the Parent's Knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

      6.15. Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any of the Borrower Parties, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) to the Parent's Knowledge no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any of the Borrower Parties or for any similar purpose, and (d) there is no pending or (to the Parent's Knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Parent or its Subsidiaries or their employees.

      6.16. Environmental Laws. Except as otherwise disclosed in writing to the Agent or except to the extent the failure of any of the following, individually or in the aggregate, to be correct could reasonably be expected to result in any uninsured claim, loss or damage to any Borrower Party in excess of $1,000,000:

            (a) Except as disclosed on Schedule 6.16(a), each of the Parent and each Subsidiary is and has been in compliance with, in all material respects, all Environmental Laws and neither the Parent nor any Subsidiary, nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any Environmental Claim from any Governmental Authority or private Person respecting
(i) compliance with any Environmental Law or (ii) any potential liabilities and costs or actions arising from a Release or threatened Release of a Contaminant.

            (b) Each of the Parent and each Subsidiary has obtained all permits necessary for its current operations under Environmental Laws, and all such permits are in good standing and each of the Parent and each Subsidiary is in compliance with all material terms and conditions of such permits.

            (c) Neither the Parent nor any Subsidiary, nor, to the Parent's Knowledge (after appropriate due diligence), any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any Contaminants on any property owned by the Parent or any Subsidiary.

            (d) Neither the Parent nor any Subsidiary has received any summons, complaint, order or similar written notice or an Environmental Claim indicating that it is not currently in compliance with or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

            (e) To the Parent's Knowledge, none of the present or past operations of the Parent and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

            (f) Except as described on Schedule 6.16(f), there is not now, nor to the Parent's Knowledge has there ever been, on or in the Real Estate:

                  (1) any underground storage tanks or surface impoundments,

                  (2) any asbestos-containing material, or

                  (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

            (g) Neither the Parent nor any Subsidiary has filed, or has had the duty to file, any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

            (h) Neither the Parent nor any Subsidiary has for the past five (5) years entered into any negotiations or settlement agreements with any Person (including any prior owner of its Real Property) imposing obligations or liabilities on the Parent or any Subsidiary with respect to any Environmental Claim in response to a Release of a Contaminant.

            (i) None of the products manufactured, distributed or sold by the Parent or any Subsidiary contain asbestos containing material.

            (j) No Environmental Lien has attached to the Real Estate.

      6.17. No Violation of Law. Neither the Parent nor any Subsidiary is in violation in any material respect of any material law, statute, regulation, ordinance, judgment, order, or decree applicable to it which could reasonably be expected to result in a Material Adverse Effect.

      6.18. No Default. Neither the Parent nor any Subsidiary is in default in any material respect with respect to any material note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Parent or such Subsidiary is a party or by which it is bound.

      6.19. ERISA Compliance.

            (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the Parent's Knowledge, nothing has occurred which would cause the loss of such qualification. Each of the Parent, each Subsidiary and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the Parent's Knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) none of the Parent, any Subsidiary or any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) none of the Parent, any Subsidiary or any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) none of the Parent, any Subsidiary or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      6.20. Taxes. The Parent and the Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless (i) such unpaid taxes and assessments would constitute a Permitted Lien, or (ii) such taxes are being contested in good faith and reserves adequate in the commercially reasonable determination of the Agent have been provided by such Person.

      6.21. Regulated Entities. No Borrower Party, any Person controlling a Borrower Party, or any other Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower Party or any other Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

      6.22. Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for working capital and other lawful corporate purposes. None of the Parent or any Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

      6.23. Copyrights, Patents, Trademarks and Licenses, etc. Each Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the Parent's Knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower Parties infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or (to the Parent's Knowledge) threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the Parent's Knowledge, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

      6.24. No Material Adverse Change. No Material Adverse Effect has occurred since the latest date of the Financial Statements delivered to the Lenders, except as otherwise disclosed in the Parent's filings with the Securities and Exchange Commission under the Exchange Act.

      6.25. Full Disclosure. None of the representations or warranties made by any Borrower Party in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower Party in connection with the Loan Documents contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

      6.26. Material Agreements. Schedule 6.26 hereto sets forth as of the Closing Date all agreements and contracts material to the Borrower Parties which would be deemed a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933.

      6.27. Intentionally Omitted.

      6.28. Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower Party of any Loan Document, except approvals, consents, exemptions, authorizations, other actions, notices or filings described in Schedule 6.28, which approvals, consents, exemptions, authorizations, other actions, notices or filings have been made or obtained and are in full force and effect.

      6.29. Tax Shelter Regulations. The Borrowers do not intend to treat the Loans as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrowers determine to take any action inconsistent with such intention, each will promptly notify the Agent thereof. If the Borrowers so notify the Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

                                  ARTICLE VII
                       AFFIRMATIVE AND NEGATIVE COVENANTS

      Each Borrower Party covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

      7.1. Taxes and Other Obligations. Each Borrower Party shall cause each of its Subsidiaries to (a) file when due (after taking into account any applicable exemptions) all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, so long as the Administrative Borrower has notified the Agent in writing, no Borrower Party or Subsidiary need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Borrower Party has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

      7.2. Legal Existence and Good Standing; Name Changes.

            (a) Each of the Parent and each Subsidiary shall (i) maintain its legal existence, except as permitted by Section 7.9, and (ii) maintain its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

            (b) No Borrower Party shall change its name, Federal Employment Identification Number, organizational identification number, corporate structure or identity, or add any new fictitious name or reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof.

      7.3. Compliance with Law and Agreements; Maintenance of Licenses. The Parent shall and shall cause each Subsidiary to comply in all material respects with all material Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). The Parent shall and shall cause each of its Subsidiaries to obtain and maintain all material licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. No

Borrower Party shall modify, amend or alter (a) its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Agent, or (b) licensing agreements, other than in a manner which does not adversely affect the rights of the Lenders or the Agent with respect to the Inventory or (c) the Kmart Receivable Purchasing Agreement.

      7.4. Maintenance of Property; Inspection of Property. Each Borrower Party shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

      7.5. Insurance.

            (a) Each Borrower Party shall maintain, with financially sound and reputable insurers having a rating of at least A- or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; products liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, as the Agent, in its reasonable discretion, or acting at the direction of the Required Lenders, shall specify, in amounts, and under policies reasonably acceptable to the Agent and the Required Lenders.

            (b) The Borrower Parties shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Parent or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower Parties when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower Parties fail to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, obtain such insurance and Borrower shall promptly reimburse the Agent for any charges incurred in connection therewith.

      7.6. Insurance and Condemnation Proceeds. The Borrower Parties shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral whether or not covered by insurance. The Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply or remit them as follows:

                  (i) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in Section 3.6.

                  (ii) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets, the Agent shall permit or require the Borrowers to use such proceeds, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction so long as (1) no Default or Event of Default has occurred and is continuing, (2) the aggregate proceeds do not exceed $1,000,000 and (3) the Borrower first (i) provides the Agent and the Required Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Required Lenders and (ii) demonstrates to the reasonable satisfaction of the Agent and the Required Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein. In all other circumstances, the Agent shall apply such insurance and condemnation proceeds, ratably, to the reduction of the Obligations in the order provided for in
Section 3.6.

      7.7. Environmental Laws.

            (a) The Parent shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all material Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Parent shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any material non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

            (b) Without limiting the generality of the foregoing, the Borrower Parties shall submit to the Agent and the Lenders annually, commencing on the first anniversary Date and on each Anniversary Date thereafter, an update of the status of each environmental compliance or liability issue. The Agent or any Lender may obtain copies of technical reports prepared by the Parent and its Subsidiaries and their communications with any Governmental Authority to determine whether the appropriate Borrower Parties are proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability.

      7.8. Compliance with ERISA. Each Borrower Party shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the

Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

      7.9. Mergers, Consolidations or Sales. No Loan Party shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except:

            (a) (i) sales of Inventory in the ordinary course of its business, and (ii) sales of excess Inventory not in the ordinary course of its business as permitted by the First Lien Credit Agreement;

            (b) (i) sales or other dispositions of Equipment of the Parent or the Subsidiaries in the ordinary course of business that are obsolete or no longer useable on a commercially reasonable basis by any such Person in its business, and (ii) so long as no Default or Event of Default has occurred and is continuing, the sale of Equipment by a Borrower to another Borrower and the sale of Equipment by a Guarantor to another Borrower Party. All proceeds of a sale or disposition under clause (i) or (ii) above, after payment of reasonable selling costs, shall be deposited in a Payment Account. All Equipment purchased with such proceeds shall be free and clear of all Liens, except the Agent's Liens;

            (c) the merger of a Borrower into another Borrower so long as (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) the Borrower Parties provide the Agent with ten (10) days prior written notice of such merger, (iii) in the event of a merger involving the Parent, the Parent shall be the surviving Person, and (iv) contemporaneously with such merger, the Borrower Parties deliver to the Agent all documents reasonably requested by the Agent to continue the Agent's Liens on the Collateral, in each case, in form and substance satisfactory to the Agent, including, without limitation, such pledge agreements, new stock certificates and stock powers, financing statements or other documents as shall be reasonably requested by the Agent;

            (d) the merger of a Guarantor into another Guarantor so long as (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) the Borrower Parties provide the Agent with ten (10) days prior written notice of such merger, and (iii) contemporaneously with such merger, the Borrower Parties deliver to the Agent all documents reasonably requested by the Agent to continue the Agent's Liens on the Collateral, in each case, in form and substance satisfactory to the Agent, including, without limitation, such pledge agreements, new stock certificates and stock powers, financing statements or other documents as shall be reasonably requested by the Agent; and

            (e) the merger of a Guarantor into a Borrower so long as (i) no Default or Event of Default has occurred and is continuing or would be caused thereby, (ii) the applicable Borrower shall be the surviving Person, (iii) the Borrower Parties provide the Agent with ten (10) days prior written notice of such merger, and (iv) contemporaneously with such merger, the Borrower Parties deliver to the Agent all documents reasonably requested by the Agent to continue the Agent's Liens on the Collateral, in each case, in form and substance satisfactory to the Agent, including, without limitation, such pledge agreements, new stock certificates and stock powers, financing statements or other documents as shall be reasonably requested by the Agent;

            (f) Permitted Acquisitions;

            (g) disposition of other assets having a fair market value not to exceed $2,000,000 during any Fiscal Year or $7,000,000 in the aggregate during the term of this Agreement;

            (h) disposition of Real Estate acquired in connection with the acquisition of Toastmaster Inc. set forth on Schedule 7.9 and any of the personal property (except Inventory) located thereon; and

            (i) disposition of Proprietary Rights to a Subsidiary of any Borrower Party; provided, that prior to the consummation of any such disposition, the Agent shall be satisfied in its sole discretion of the continued second lien priority and validity of the Agent's Lien in all such Proprietary Rights.

      7.10. Distributions; Capital Change; Restricted Investments. Except for
(1) Permitted Transactions, (2) Permitted Acquisitions and (3) so long as the holders of any such preferred Stock do not have any redemption rights on or prior to the date ninety one (91) days following the Termination Date, the issuance of preferred Stock, no Borrower Party shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to a Borrower by its Subsidiaries, (b) make any change in its capital structure which could have a Material Adverse Effect or (c) make any Restricted Investment.

      7.11. Intentionally Omitted.

      7.12. Guaranties. No Loan Party shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Agent or the First Lien Agent, (b) Guaranties by the Parent of Debt permitted by Section 7.13, trade payables and real estate operating leases and (c) Guaranties of Debt by Guarantors permitted by Section 7.13(e) or Section 7.13(k).

      7.13. Debt. No Loan Party shall incur or maintain any Debt, other than:
(a) the Obligations; (b) Debt described on Schedule 6.9; (c) Capital Leases of Equipment and purchase money secured Debt incurred to purchase Equipment (or any renewals or refinancing of such Debt on terms not materially less favorable to the Loan Parties) provided that (i) Liens securing the same attach only to the applicable Equipment acquired by the incurrence of such Debt, and (ii) the aggregate amount of such Debt (including Capital Leases) outstanding does not exceed $3,000,000 at any time; (d) Debt evidencing a refunding, renewal or extension of the Debt described on Schedule 6.9 (other than the First Lien Obligations); provided that
(i) the principal amount thereof is not increased, (ii) the Liens, if any, securing such refunded, renewed or extended Debt do not attach to any assets in addition to those assets, if any, securing the Debt to be refunded, renewed or extended, (iii) no Person that is not an obligor or guarantor of such Debt as of the Closing Date shall become an obligor or guarantor thereof, and (iv) the terms of such refunding, renewal or extension are not materially less favorable to the Loan Parties, the Agent or the Lenders than the original Debt; (e) the Senior Notes and any refinancings, refundings, renewals or extensions thereof; provided that any such refinancing, refundings, renewals or extensions do not increase the aggregate principal amount outstanding thereunder by more than $25,000,000 and do not shorten the maturity of any principal amount thereof, (f) the Intercompany Account so long as such Debt is subject to the Subordination Agreement and provided that (i) no Borrower Party shall make any Investment in a Foreign Subsidiary and (ii) no Foreign Subsidiary shall make any Investment in another Foreign Subsidiary, (g) Debt in respect of swap agreements entered into for non-speculative purposes related to hedging interest rates, currency values and commodities; (h) Debt arising by reason of Guaranties by the Loan Parties permitted by Section 7.12(b); (i) Debt assumed or acquired in connection with any Permitted Acquisition which Debt is outstanding on the date of such Permitted Acquisition and does not, individually or in the aggregate with respect to one or more Permitted Acquisitions, exceed $1,000,000; (j) Seller Subordinated Debt; and (k) the First Lien Obligations. Notwithstanding anything to the contrary contained herein, the Parent shall not, directly or indirectly, enter into any amendment or modification of the documents evidencing the Debt permitted under clauses (f), (g) or (h) above that is in any manner adverse to the Parent, any Subsidiary, the Agent or any Lender.

      7.14. Prepayment. Notwithstanding anything to the contrary contained herein, no Borrower Party shall prepay any Debt, except (a) the First Lien Obligations in accordance with the First Lien Loan Documents, (b) in connection with a refinancing permitted under Section 7.13(e) above including the application of any proceeds received as a result of an equity infusion to prepay the Debt described in Section 7.13(e), (c) the principal amount of the 2005 Senior Notes, or (d) the 2008 Senior Notes solely to the extent permitted pursuant to Section 3.1(d); provided however, the prepayments permitted under subsections (c) and (d) may be made only to the extent such prepayments would not cause a default under the First Lien Credit Agreement.

      7.15. Transactions with Affiliates. Except as set forth below and except for mergers permitted under Section 7.9 and the Intercompany Account permitted pursuant to Section 7.13, no Loan Party shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, the Borrower Parties may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrower Parties than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate; provided, that in any event all such transactions shall be reflected and itemized on the Intercompany Account.

      7.16. Investment Banking and Finder's Fees. Except as set forth on
Schedule 7.16, no Borrower Party shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. Each Borrower Party shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Parent or any Subsidiary is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

      7.17. Business Conducted. No Borrower shall or shall permit any of its Subsidiaries to engage, directly or indirectly, in any line of business other than the businesses in which such Person is engaged on the Closing Date or which are reasonably related thereto, including without limitation the design, marketing and distribution of any products covered by the International Housewares Association.

      7.18. Liens. No Loan Party shall create, incur, assume, or permit to exist any Lien on any property, including without limitation to the Real Estate, now owned or hereafter acquired by any of them, except Permitted Liens.

      7.19. Sale and Leaseback Transactions. No Loan Party shall, directly or indirectly, enter into any arrangement or arrangements, with any Person providing for the Parent or such Subsidiary to lease or rent property that the Parent or such Subsidiary has sold or will sell or otherwise transfer to such Person.

      7.20. No New Subsidiaries. No Loan Party shall, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary.

      7.21. Fiscal Year. No Borrower Party shall change its Fiscal Year without the prior written consent of the Agent.

      7.22. Use of Proceeds. No Borrower shall, nor shall it suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly,
(a) for any purpose inconsistent with the purposes, terms and conditions hereof or other than for lawful and permitted purposes, (b) to purchase or carry Margin Stock, (c) to repay or otherwise refinance indebtedness of the Borrowers or others incurred to purchase or carry Margin Stock, (d) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (e) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

      7.23. Financial Covenants. The financial covenants entitled "Minimum EBITDA", "Capital Expenditures", "Fixed Charge Coverage Ratio" and "Foreign Leverage Ratio" as set forth in Sections 7.22, 7.23, 7.24 and 7.25, respectively, of the First Lien Credit Agreement, are hereby incorporated in their entirety into this Agreement.

      7.24. Intentionally Omitted.

      7.25. Further Assurances. The Borrower Parties shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.

      7.26. Intentionally Omitted.

      7.27. Subsidiary Distributions. Upon (a) any issuance of Debt or shares of Stock by any Subsidiary or (b) any sale or other disposition of assets by any Subsidiary which would, in either case, require a prepayment pursuant to Section 3.1(c) of the First Lien Credit Agreement, such Subsidiary shall cause an amount equal to the amount that is required to be used to make the prepayments required pursuant to Section 3.1(c) of the First Lien Credit Agreement (such amount, the "Required Amount") to be distributed to its immediate parent entity and such immediate parent entity shall cause such Required Amount to be distributed to its immediate parent entity and such distributions shall continue until such Required Amount is ultimately distributed to Parent for use by Parent to make the prepayments required pursuant to Section 3.1(c) of the First Lien Credit Agreement.

      7.28. Modification of Covenants. The Lenders and the Agent acknowledge and agree that the covenants set forth in this Article VII substantially duplicate the covenants set forth in the First Lien Credit Agreement, and to the extent the First Lien Lenders amend or modify the covenants under the First Lien Agreement, the parallel covenants hereunder shall be deemed amended or modified to the extent so amended or modified, without further consent or agreement of the Agent or the Lenders; provided, however, this Section 7.28 shall not apply to a violation of Section 7.14 or any increase in the First Lien Maximum Amount. Notice of any such amendment or modification shall be provided to the Agent by the Company and shall be confirmed in writing by the First Lien Agent and First Lien Co-Agent. Upon the request of the Company, the First Lien Agent or the First Lien Co-Agent, the Agent shall execute a written acknowledgment of such notice and, if requested, an amendment or modification to this Agreement prepared by or on behalf of the Company approved by the First Lien Agent and First Lien Co-Agent to give effect herein to the parallel covenant provisions in the First Lien Credit Agreement.

                                  ARTICLE VIII
                              CONDITIONS OF CLOSING

      8.1. Required Deliveries on or before the Closing Date. On or before the Closing Date which shall occur on or before September 1, 2005, the Agent shall receive the following:

            (a) the Intercreditor Agreement, duly executed, and in full force and effect;

            (b) a certificate from the Secretary of each Borrower Party (i) attesting to the resolutions of such Borrower Party's board of directors authorizing its execution, delivery, and performance of all Loan Documents required to be executed and delivered by such Borrower Party on the Closing Date, and authorizing specific officers of such Borrower Party to execute the same and (ii) certifying the names and true signatures of the officers of such Borrower Party authorized to sign such Loan Documents;

            (c) copies of each Borrower Party's governing documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of each Borrower Party;

            (d) a certificate of status with respect to each Borrower Party, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of the Borrower Party, which certificate shall indicate that such Borrower Party is in good standing in such jurisdiction;

            (e) certificates of status with respect to each Borrower Party, each dated within thirty (30) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower Party) in which its failure to be duly qualified or licensed would constitute a Material Adverse Effect, which certificates shall indicate that such Borrower Party is in good standing in such jurisdictions;

            (f) an opinion of counsel for the Borrower Parties;

            (g) Joinder and Acceptance Agreements in the form attached hereto as Exhibit C shall have been executed and delivered by Lenders that executed Support Agreements in connection with the Exchange Offer;

            (h) the Administrative Borrower shall file financing statements naming Agent, for the benefit of Lenders, as secured creditor, in order to perfect a second priority security interest in all Collateral, and the Administrative Borrower shall request searches reflecting the filing of all such financing statements (such searches to be delivered to the Agent promptly after the Closing);

            (i) the Third Amendment to the First Lien Credit Agreement shall have been executed;

            (j) Each Borrower Party shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by such Borrower Party of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

            (k) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded.

      The execution and delivery to Agent at the Closing of the Joinder and Acceptance Agreement attached hereto as Exhibit C by Majority Lenders shall constitute approval and acceptance of the forms of each of the documents delivered as required pursuant to this Article VIII and the direction to Agent to accept each such document.

                                   ARTICLE IX
                                DEFAULT; REMEDIES

      9.1. Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

            (a) any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

            (b) any representation or warranty made or deemed made by any Borrower Party in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower Party at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

            (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 7.2(a), 7.5, 7.8 through 7.22, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2, 5.3 or 5.4 and such default shall continue for five (5) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other Loan Document, or any other agreement entered into at any time to which any Borrower Party and the Agent or any Lender are party and such default shall continue for fifteen (15) days or more;

            (d) any default shall occur with respect to any Debt (other than the Obligations) of any Borrower Party in an outstanding principal amount which exceeds $1,000,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by any Borrower Party and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

            (e) the Parent or any of its Subsidiaries shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;

            (f) an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of the Parent or any of its Subsidiaries or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

            (g) a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for the Parent or any of its Subsidiaries or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of the Parent or any of its Subsidiaries;

            (h) any Borrower Party shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence, or the Parent or any of its Subsidiaries shall have commenced against it, any action or proceeding for dissolution, winding-up or liquidation, and such action or proceeding shall not be dismissed within thirty (30) days after the filing or commencement thereof or an order of relief shall be entered with respect thereto;

            (i) all or any material part of the property (including Inventory) of the Parent or any of its Subsidiaries shall be nationalized, expropriated or condemned, recalled, seized or otherwise appropriated, or custody or control of such property or of the Parent or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

            (j) any Loan Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Borrower Party or any other obligor;

            (k) Except as set forth on Schedule 9.1(k), one or more judgments, orders, decrees (including, without limitation, out of court settlements) or arbitration or mediation awards is entered against or paid by any Borrower Party involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $1,000,000 or more the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof;

            (l) any loss, theft, damage or destruction of any item or items of Collateral or other property of any Borrower Party occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

            (m) there is filed against the Parent or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, or (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

            (n) any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

            (o) (i) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of any Borrower Party under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an aggregate amount, together with the amount of any liability under clauses (ii) and (iii) of this Section 9.1(o), in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time, together with the amount of any liability under clauses (i) and (iii) of this
Section 9.1(o) exceeds $1,000,000; or (iii) any Borrower Party or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multi-employer Plan in an aggregate amount, together with the amount of any liability under clauses (i) and (ii) of this
Section 9.1(o), in excess of $1,000,000;

            (p) there occurs any default or event of default under the Senior Notes, or the Kmart Receivable Purchasing Agreement;

            (q) there occurs a Change of Control; or

            (r) there occurs an event having a Material Adverse Effect.

      9.2. Remedies.

            (a) Subject to the Intercreditor Agreement, if an Event of Default exists, the Agent shall, at the direction of the Required Lenders, at any time or times without notice to or demand on the Borrower Parties, declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(e), 9.1(f), 9.1(g), or 9.1(h), all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.

            (b) If an Event of Default has occurred and is continuing: (i) the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the Loan Documents and the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower Parties' premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower Parties shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower Parties agree (on their behalf and on behalf of their Subsidiaries) that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Parent and the Subsidiaries if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) calendar days prior to such action to the Administrative Borrower's address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive cash payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Parent and the Subsidiaries. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower Parties (on their behalf and on behalf of their Subsidiaries) irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower Parties agree (on their behalf and on behalf of their Subsidiaries) that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, the Parent's and the Subsidiaries' labels, patents, copyrights, names, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Parent's and the Subsidiaries' rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Agent will return any excess to the Parent and the Subsidiaries and the Parent and the Subsidiaries shall remain liable for any deficiency.

            (c) If an Event of Default has occurred and is continuing, the Borrower Parties hereby waive to the extent permitted by law (on their behalf and on behalf of the Subsidiaries) all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

      9.3. Waiver of Default or Event of Default under First Lien Credit Agreement. The Lenders and the Agent acknowledge and agree that to the extent a default or event of a default has occurred under the First Lien Credit Agreement and such default or event of default is waived by the First Lien Lenders, such waiver will be concurrently deemed a waiver of any corresponding default or Event of Default under this Agreement, without any further consent or agreement of the Agent or the Lenders; provided, however, that no such waiver shall be effective with respect to any payment default hereunder, with respect to a waiver of Section 7.14 hereof or with respect to a waiver which would result in an increase in the First Lien Maximum Amount. Notice of any such waiver shall be provided to the Agent by the Company confirmed in writing by the First Lien Agent and First Lien Co-Agent and upon the request of the Company, the First Lien Agent or the First Lien Co-Agent, the Agent shall execute a written acknowledgment of the giving of notice of waiver (and each Lender hereby consents to Agent executing such acknowledgement). In the event that the Agent declares a default hereunder and declares any or all Obligations to be immediately due and payable or otherwise pursues any remedies under Section 9.2, and the corresponding default or event of default under the

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

First Lien Credit Agreement is subsequently waived by the First Lien Lenders, the default previously declared hereunder shall be deemed waived and the Obligations that were declared to be immediately due and payable hereunder shall be de-accelerated and shall no longer be immediately due and payable; provided, however, that no such waiver shall be effective with respect to any payment default hereunder, with respect to a waiver of Section 7.14 hereof or with respect to a waiver which would result in an increase in the First Lien Maximum Amount.

                                   ARTICLE X
                               BINDING OBLIGATIONS

      All Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall be immediately due and payable in full on the Stated Maturity Date. Until all Obligations are indefeasibly paid and performed in full in cash, the Borrower Parties shall remain bound by the terms of this Agreement and shall not be relieved of any of their respective Obligations hereunder or under any other Loan Document and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-acquired or after-arising Collateral).

                                   ARTICLE XI
          AMENDMENTS; WAIVERS; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

      11.1. Amendments and Waivers.

            (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Agent at the written request of the Required Lenders) and the Borrower Parties party thereto and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower Parties party thereto and acknowledged by the Agent, do any of the following:

                  (i) increase or extend the Commitment of any Lender (it being understood and agreed that a waiver of any Default or Event of Default or a modification of any of the defined terms contained herein (other than those defined terms specifically addressed in this Section 11.1) shall not constitute a change in the terms of any Commitment of any Lender);

                  (ii) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                  (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

                  (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

                  (v) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

                  (vi) release any Guaranties of the Obligations or release Collateral other than as permitted by Section 12.11;

                  (vii) change the definitions of "Agent", "Majority Lenders" or "Required Lenders"; or

                  (viii) increase the Term Loan Amount;

provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and, provided further, that Schedule 1.1 hereto (Lenders' Term Loans) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

            (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

            (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

                  (i) requiring the consent of all Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

                  (ii) requiring the consent of Required Lenders, the consent of Majority Lenders is obtained,

then, so long as the Agent is not a Non-Consenting Lender, at the Borrowers' request, the Agent or an Eligible Assignee shall have the right (but not the obligation) with the Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders'

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

Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to an Assignment and Acceptance, without premium or discount.

      11.2. Assignments; Participations.

            (a) Any Lender may assign and delegate to one or more Eligible Assignees (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000; provided, however, that the Borrower Parties and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Administrative Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Administrative Borrower and the Agent an Assignment and Acceptance in the form of Exhibit A ("Assignment and Acceptance"), which, upon the receipt thereof, the Agent shall acknowledge;
(iii) the Assignee executes and delivers to the First Lien Agent and First Lien Co-Agent a written acknowledgment in which the Assignee acknowledges its agreement to be bound by the terms of the Intercreditor Agreement; (iv) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,500; and (v) such Lender or the Assignee delivers the Registered Note, if any, evidencing such assigned Loan to the Agent for re-registration and (at the Assignee's option) reissuance of a replacement Registered Note; provided, however, that no such processing fee as required by (iv) above shall be due in connection with any assignment by a Lender to an Affiliate of such Lender or a Related Fund (provided that the Lender provides a certificate to Agent evidencing that such Assignee qualifies as a Related Fund).

            (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents and the Intercreditor Agreement, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents and the Intercreditor Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such

Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or the Intercreditor Agreement furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Parent and any Subsidiary to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Parent and the Subsidiaries or the performance or observance by the Parent and the Subsidiaries, as applicable, of any of their obligations under this Agreement, any other Loan Document or the Intercreditor Agreement furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

            (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of any Borrower Party (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower Parties and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement, the other Loan Documents and the Intercreditor Agreement, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement, any other Loan Document or the Intercreditor Agreement except the matters set forth in Section 11.1(a)

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

(i), (ii) and (iii), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

            (f) Notwithstanding any other provision in this Agreement, any Lender that is a member bank of the Federal Reserve System may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board or United States Treasury Regulation 31 C.F.R. Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

            (g) Agent shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of a Lender as the registered owner of each Term Loan held by such Lender. Other than in connection with an assignment by a Lender of all or any portion of its Term Loan to an Affiliate of such Lender or a Related Fund of such Lender (i) a Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide) and the execution and delivery of an Assignment and Consent and (ii) any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), and upon the request of the Assignee one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), Agent shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary. In the case of any assignment by a Lender of all or any portion of its Term Loan to an Affiliate of such Lender or a Related Fund of such Lender, and which assignment is not recorded in the Register, the assigning Lender, on behalf of Agent and Administrative Borrower, shall maintain a comparable register.

            (h) In the event that a Lender sells participations in the Registered Loan, such Lender, on behalf of Agent and Administrative Borrower, shall maintain a register on which it enters the name of all participants in the Registered Loans held by it

(the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                                   ARTICLE XII
                                    THE AGENT

      12.1. Appointment and Authorization. Each Lender hereby designates and appoints the Agent as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to them by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto, including without limitation, the execution of any Loan Document on behalf of Lenders. The Agent agrees to act as such on the express conditions contained in this Article
XII. The provisions of this Article XII are solely for the benefit of the Agent and the Lenders and, no Borrower Party shall have any rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and Agent shall not be subject to any fiduciary duties to any Lender regardless of whether a Default or Event of Default exists. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders. Notwithstanding any other provision of this Agreement or any Loan Document, Agent shall not be obligated to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law or would result in Agent incurring any unreimbursed expense in connection with the administration or enforcement of the Loan Documents.

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

      12.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The exculpatory provisions of this Agreement shall apply to any such sub-agent and to any Agent-Related Person of Agent and any such sub-agent, and shall apply to their respective activities in connection with the credit facilities provided for herein as well as activities of Agent.

      12.3. Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment), or (ii) be responsible in any manner to any of the Lenders for, or have any duty to ascertain or inquire into, any recital, statement, representation or warranty made by any Borrower Party, or any officer thereof, contained in this Agreement or in any other Loan Document, or in connection with the Exchange Offer Transaction, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or the Exchange Offer Transaction, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any aspect of the Exchange Offer Transaction, or for any failure of any Borrower Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Parent or any of the Parent's Subsidiaries or Affiliates.

      12.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing (including any electronic messages, internet or intranet website posting or other distribution), resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation (written or oral) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower Parties), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or all Lenders if so required by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders. Furthermore, Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it (at the expense of Borrowers), and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      12.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9.2, subject to this Article XII.

      12.6. Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of Borrower Parties and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower Parties and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower Parties which may come into the possession of any of the Agent-Related Persons.

      12.7. Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons

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

(to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limitation of the foregoing, each Lender shall reimburse each Agent-Related Person upon demand for its Pro Rata Share of any costs or out of pocket expenses (including Attorney Costs) incurred by such Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent-Related Person is not timely reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

      12.8. Agent in Individual Capacity. The Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent and its Subsidiaries and Affiliates as though the Agent were not the Agent hereunder and without notice to or consent of the Lenders. The Agent or its respective Affiliates may receive information regarding the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, if any, the Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" include the Agent in its individual capacity.

      12.9. Successor Agent. Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, or an Affiliate of any such Lender. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above provided that if Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor's appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section
13.7 and Section 13.11 shall continue in effect for the benefit of such retiring Agent, its sub agents and all Agent Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

      12.10. Withholding Tax.

            (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U. S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly original completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other original executed form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax. Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

            (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing original IRS Form FW-

8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

            (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

            (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

            (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

      12.11. Collateral Matters.

            (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Liens upon any Collateral, (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Loans; (ii) constituting property being sold or disposed of if the Borrowers certify to the Agent that the sale or disposition is made in compliance with Section 7.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower Parties under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the

Agent's Liens without the prior written authorization of all Lenders; provided that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $500,000 during each Fiscal Year without the prior written authorization of the Lenders and the Agent may release the Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year with the prior written authorization of Required Lenders. Upon request by the Agent or the Borrowers at any time, the Required Lenders (or all Lenders if so required by Section 11.1) will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 12.11.

            (b) Upon receipt by the Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the Borrowers, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower Parties in respect of) all interests retained by any Borrower Party, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower Parties or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

            (d) The Agent acknowledges that the face of each Note evidencing the Obligations shall include the legends set forth on the form of Note attached as Exhibit C including the legend thereon indicating that the Note and this Agreement are subject to the terms and provisions of the Intercreditor Agreement. Upon the acceptance of a Note pursuant to the terms of the Exchange Offer, the Lender accepting such Note shall be deemed to have accepted the terms and provisions of this Agreement, the Intercreditor Agreement and any other agreement executed in connection herewith or therewith.

            (e) The Agent, the Lenders and the Loan Parties acknowledge and agree that this Agreement is subject to the terms and provisions of the Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement, this Agreement, the rights of the Agent and the Lenders hereunder and the enforcement of the Agent's and the Lenders' remedies hereunder, are subject to the terms and provisions of the Intercreditor Agreement and to the extent of any inconsistency between the terms of this Agreement and the terms of the Intercreditor Agreement, the terms of the Intercreditor Agreement shall govern and control, and shall be deemed to supersede the applicable inconsistent provisions of this Agreement.

      12.12. Restrictions on Actions by Lenders; Sharing of Payments.

            (a) Each of the Lenders agrees that it shall not, without the express consent of Required Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set-off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of the Borrower Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any other action to enforce its rights under this Agreement or against the Borrower Parties, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

            (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrowers to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

      12.13. Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in

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

accordance with Article 9 of the UCC can be perfected only by possession as of the Closing Date. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

      12.14. Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent, provided if any Lender shall fail to provide such wire instructions to Agent, Agent may hold any payments due to such Lender for the account of such Lender without interest until Agent receives such instructions. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Term Loan. Unless Agent shall first have received any payments due from Borrowers, Agent shall not be responsible to make any corresponding payment to Lenders.

      12.15. Intentionally Omitted.

      12.16. Intentionally Omitted.

      12.17. Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into the other Loan Documents and the Intercreditor Agreement, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, the Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement, the other Loan Documents or the Intercreditor Agreement, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Term Loan and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

      12.18. Intentionally Omitted.

      12.19. Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

      12.20. Additional Agents. None of the Lenders or other entities identified on the facing page of or elsewhere in this Agreement as a "Book Manager", "Arranger", "Syndication Agent" or "Documentation Agent" shall, in such capacities, have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

                                  ARTICLE XIII
                                  MISCELLANEOUS

      13.1. No Waivers; Cumulative Remedies. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower Parties and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower Parties of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

      13.2. Severability. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      13.3. Governing Law; Choice of Forum; Service of Process.

            (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES LOCATED IN NEW YORK CITY, NEW YORK; AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF EACH BORROWER PARTY, THE

AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF EACH BORROWER PARTY, THE AGENT EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER PARTIES OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

            (c) EACH BORROWER PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE ADMINISTRATIVE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

      13.4. Waiver of Jury Trial. THE BORROWER PARTIES, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER PARTIES, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN

PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      13.5. Survival of Representations and Warranties. All of the Borrower Parties' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

      13.6. Other Security and Guaranties. The Agent, may, without notice or demand and without affecting the Borrower Parties' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

      13.7. Fees and Expenses. The Borrowers agree to pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent or any Agent-Related Person pays or incurs in connection with the negotiation, preparation, syndication, delivery, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording any mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent or any Agent-Related Person in connection with the consummation of this Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower Parties under the Loan Documents that the Borrower Parties fail to pay or take; and (f) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Agent and any other Agent-Related Person (including Attorneys' Costs) to the Agent or such Agent-Related Persons, for their respective benefit, on demand, and then to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent, any Agent-Related Person or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to, and promptly reimbursed by, the Borrowers.

      13.8. Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted and confirmed, in each case addressed to the party to be notified as follows:

      If to the Agent:

            The Bank of New York
            600 E. Los Colinas Blvd.
            Suite 1300
            Irving, Texas 75039
            Attention: Administrative Agent Services
            Telecopy No.: (972) 401-8555

      with copies to:

            Haynes and Boone, LLP
            901 Main Street
            Suite 3100
            Dallas, Texas 75202
            Attention: Laurie G. Lang
            Telecopy No.: (214) 200-0667

      If to the Borrower Parties, or any of them:

            Salton, Inc.
            1955 Field Court
            Lake Forest, Illinois 60045
            Attention:  David M. Mulder
            Telecopy No.: (847) 803-4641
            Email: dmulder@saltonusa.com
      with copies to:

            Sonnenschein Nath & Rosenthal LLP
            8000 Sears Tower
            Chicago, Illinois 60606
            Attention:  Neal Aizenstein, Esq.
            Telecopy No.: (312) 876-7934
            Email: naizenstein@sonnenschein.com

      If to a Lender, to such Lender at such address as shall be set forth on its signature page hereof,

in each case above, or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article III if such Lender has notified Agent that it is incapable of receiving notices under such Article by electronic communication. Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefore.

      13.9. Waiver of Notices. Unless otherwise expressly provided herein, the Borrower Parties waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower Parties which the Agent or any Lender may elect to give shall entitle the Borrower Parties, or any of them, to any or further notice or demand in the same, similar or other circumstances.

      13.10. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower Parties without prior written consent of the Agent and each Lender. The rights and benefits of the Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

      13.11. Indemnity of the Agent, Agent-Related Persons and the Lenders by the Borrowers.

            (a) Each Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of their respective officers, directors, employees, counsel, representatives, agents and attorneys in fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby or referred to herein, expressly including, without limitation, the Exchange Offer, the Exchange Offer Closing, all filing and information provided in connection with respect thereto, and all actions taken or omitted with respect to such Exchange Offer or Exchange Offer Closing (collectively, the "Exchange Offer Transaction"), or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement, the Exchange Offer Transaction, any other Loan Document or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnified Person, be available (other than any Indemnified Liabilities related to any part of the Exchange Offer Transaction) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

            (b) Each Borrower agrees to indemnify, defend and hold harmless the Agent, any Agent-Related Person and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrowers' operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrowers. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent, each Agent-Related Person, and the Lenders, and each of their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

            (c) It is understood that the handling of the Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Agent nor any Agent-Related Person nor any Lender shall incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Agent and the Lenders to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify and hold harmless the Agent, each Agent-Related Person and the Lenders against any and all liability, expense, loss or claim of damage or injury, made against the Agent, any Agent-Related Person or the Lenders by any Borrower or by any third party whosoever, arising from or incurred by reason of (i) the handling of the Collateral of the Borrowers as herein provided, (ii) any Agent-Related Person's or any Lender's relying on any instructions of the Administrative Borrower, or
(iii) any other action taken by the Agent, any Agent-Related Person or any Lender hereunder or under the other Loan Documents.

      13.12. Limitation of Liability. NO CLAIM MAY BE MADE BY EACH OF ANY BORROWER PARTY, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY AGENT-RELATED PERSON, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE EXCHANGE OFFER, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER PARTY AND EACH LENDER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

      13.13. Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower Parties, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower Parties party thereto and a duly authorized officer of each of the Agent and the requisite Lenders.

      13.14. Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender, and each Borrower Party in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

      13.15. Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

      13.16. Right of Setoff. In addition to any rights and remedies of the Agent or Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, Agent and each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Agent, Lender or any Affiliate of such Agent or Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Agent or Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

      13.17. Confidentiality.

            (a) The Borrower Parties hereby consent that the Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address

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

of the Borrower Parties and a general description of the Borrower Parties' businesses and may use the Borrower Parties' name in advertising and other promotional material.

            (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers Parties and provided to the Agent or such Lender by or on behalf of the Borrower Parties, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower Parties, provided that such source is not bound by a confidentiality agreement with the Borrower Parties known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy or the enforcement of any action hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors;
(7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower Parties are party or is deemed party with the Agent or such Lender; (9) to its Affiliates and its Affiliates' partners, directors, officers, employees, agents, advisors and other representatives; and (10) for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with any Loan Document.

            (c) Each Lender acknowledges that, under certain circumstances the United States securities laws may prohibit a Person who has received material, non-public information from an issuer from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such other Person is likely to purchase or sell such securities. Each Lender further acknowledges that certain confidential information could be considered material non-public information and agrees that it will not, and it will use reasonable efforts to ensure that its employees will not, trade in the securities of the Parent on the basis of such information or communicate such information to any other Person under circumstances in which it is reasonably foreseeable that such other Person is likely to purchase or sell such securities.

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

            (d) This Section 13.17 shall survive the termination of this Agreement.

      13.18. Conflicts with Other Loan Documents. Unless otherwise expressly provided in this Agreement (or in another Loan Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other Loan Document, the provision contained in this Agreement shall govern and control.

      13.19. The Administrative Borrower. Each Borrower hereby irrevocably appoints Salton, Inc. as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower"), which appointment shall remain in full force and effect unless and until the Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed the Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower
(i) to provide the Agent with all notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

                                  ARTICLE XIV
                          JOINT AND SEVERAL OBLIGATIONS

      14.1. All Obligations to Constitute Joint and Several Obligations.

            (a) All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by the Agent's Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by each Borrower to the Agent and the Lenders, to the extent provided in the Loan Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Agent and the Lenders to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any notice or request given by the Administrative Borrower (including the Administrative Borrower) to the Agent or any Lender shall bind all Borrowers, and that any notice given by the Agent, or any Lender to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any of the Loans or other extensions of credit or the amount of such Loans received or the manner in which the Agent or any of the Lenders accounts among the Borrowers for such Loans or other extensions of credit on its books and records, and further acknowledges and agrees that Loans to any Borrower inure to the mutual benefit of all of the Borrowers and that the Agent and the Lenders are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower shall be entitled to

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

subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to the Lenders any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, such Borrower or as otherwise available under Applicable Law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of this Section 14.1.

            (b) It is the intent of the Borrowers, the Agent and the Lenders and any other Person holding any of the Obligations that each Borrower's maximum obligations hereunder (such Borrower's "Maximum Borrower Liability") in any case or proceeding referred to below (but only in such a case or proceeding) shall not be in excess of:

                  (i) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (ii) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one (1) year from the date on which any of the Obligations of such Borrower are incurred, the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

                  (iii) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code relating to dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief from time to time in effect affecting the rights of creditors generally (collectively, "Other Debtor Relief Law"), the maximum amount that would not otherwise cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent and the Lenders and any other Person holding any of the Obligations) to be avoidable or unenforceable against such Borrower under such Other Debtor Relief Law, including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding. (The substantive state or federal laws under which the possible avoidance or unenforceability of the Obligations of any Borrower hereunder (or any other Obligations of such Borrower to the Agent, the

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

Lenders and any other Person holding any of the Obligations) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

      Notwithstanding the foregoing, no provision of this Section 14.1(b) shall limit any Borrower's liability for loans advanced directly or indirectly to it under this Agreement.

            (c) To the extent set forth in Section 14.1(b) hereof, but only to the extent that the Obligations of any Borrower hereunder, or the transfers made by such Borrower under any Loan Document, would otherwise be subject to avoidance under any Avoidance Provisions if such Borrower is not deemed to have received valuable consideration, fair value, fair consideration or reasonably equivalent value for such transfers or obligations, or if such transfers or obligations of any Borrower hereunder would render such Borrower insolvent, or leave such Borrower with an unreasonably small capital or unreasonably small assets to conduct its business, or cause such Borrower to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the obligations of such Borrower are deemed to have been incurred and transfers made under such Avoidance Provisions, then the obligations of such Borrower hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Obligations of such Borrower hereunder (or any other Obligations of such Borrower to the Agent, the Lenders or any other Person holding any of the Obligations), as so reduced, to be subject to avoidance under such Avoidance Provisions. This Section 14.1(c) is intended solely to preserve the rights hereunder of the Agent, the Lenders and any other Person holding any of the Obligations to the maximum extent that would not cause the obligations of the Borrowers hereunder to be subject to avoidance under any Avoidance Provisions, and none of the Borrowers nor any other Person shall have any right, defense, offset, or claim under this Section 14.1(c) as against the Agent, the Lenders or any other Person holding any of the Obligations that would not otherwise be available to such Person under the Avoidance Provisions.

            (d) Each Borrower agrees that the Obligations may at any time and from time to time exceed the Maximum Borrower Liability of such Borrower, and may exceed the aggregate Maximum Borrower Liability of all Borrowers hereunder, without impairing this Agreement or any provision contained herein or affecting the rights and remedies of the Lenders or the Agent hereunder.

            (e) In the event any Borrower (a "Funding Borrower") shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, each other Borrower (each, a "Contributing Borrower") shall contribute to such Funding Borrower an amount equal to such payment or payments made, or losses suffered, by such Funding Borrower determined as of the date on which such payment or loss was made multiplied by the ratio of (i) the Maximum Borrower Liability of such Contributing Borrower (without giving effect to any right to receive any contribution or other obligation to make any contribution hereunder), to (ii) the aggregate Maximum Borrower Liability of all Borrowers (including the Funding Borrowers) hereunder (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 14.1(e) shall affect any Borrower's joint and several liability to the Agent and the Lenders for the entire amount of its Obligations. Each Borrower covenants and agrees that its right to receive any contribution hereunder from a Contributing Borrower shall be subordinate and junior in right of payment to all obligations of the Borrowers to the Agent and the Lenders hereunder.

            (f) No Borrower will exercise any rights that it may acquire by way of subrogation hereunder or under any other Loan Document or at law by any payment made hereunder or otherwise, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any other Borrower in respect of payments made by such Borrower hereunder or under any other Loan Document, until all amounts owing to the Agent and the Lenders on account of the Obligations are paid in full in cash and the Commitments are terminated. If any amounts shall be paid to any Borrower on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower in trust for the Agent and the Lenders, segregated from other funds of such Borrower, and shall, forthwith upon receipt by such Borrower, be turned over to the Agent in the exact form received by such Borrower (duly endorsed by such Borrower to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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

      IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

BORROWERS:

SALTON, INC., a Delaware corporation

By: _______________________________________
Title: Executive Vice President

TOASTMASTER INC., a Missouri corporation

By: _______________________________________
Title: Executive Vice President

SALTON TOASTMASTER LOGISTICS
LLC, a Delaware limited liability company

By: _______________________________________
Title: Executive Vice President

GUARANTORS:

HOME CREATIONS DIRECT, LTD.,
a Delaware corporation

By: _______________________________________
Title: Executive Vice President

SONEX INTERNATIONAL CORPORATION, a Delaware corporation

By: _______________________________________
Title: Executive Vice President

ICEBOX, LLC, an Illinois limited liability company

By: _______________________________________
Title: Executive Vice President

FAMILY PRODUCTS INC., a Delaware corporation

By: _______________________________________
Title: Executive Vice President

SALTON HOLDINGS, INC., a Delaware
corporation

By: _______________________________________
Title: Executive Vice President

Signature Page - Credit Agreement

                                               AGENT :

                                               THE BANK OF NEW YORK,
                                               as Agent

                                               By: _____________________________
                                               Title: Vice President

                                               Signature Page - Credit Agreement

                                     ANNEX A
                                       TO

                                CREDIT AGREEMENT
                                   DEFINITIONS

      Capitalized terms used in the Loan Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of the
Agreement:

      "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangibles (including a payment intangible).

      "Accounts" means all of each Borrower's now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance and all health care receivables.

      "Administrative Borrower" has the meaning specified in Section 13.19.

      "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

      "Agent" means The Bank of New York, solely in its capacity as agent for the Lenders, and any successor agent.

      "Agent Fee Letter" means that confidential fee letter dated July 26, 2005, executed by Parent and The Bank of New York.

      "Agent's Liens" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders and the Agent pursuant to this Agreement and the other Loan Documents.

      "Agent-Related Persons" means the Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Agent and such Affiliates.

      "Agreement" means the Credit Agreement to which this Annex A is attached, as from time to time amended, restated, supplemented or otherwise modified.

      "Anniversary Date" means each anniversary of the Closing Date.

      "Applicable Margin" means seven percent (7.00%).

      "Assignee" has the meaning specified in Section 11.2(a).

      "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

      "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, and the reasonably allocated costs and expenses of internal legal services of the Agent.

      "Availability" means Availability as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "Avoidance Provisions" has the meaning specified in Section 14.1(b)(iii).

      "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
Section 101 et seq.), as in effect from time to time.

      "Blocked Account Agreement" means any agreement among a Borrower, the First Lien Agent and a Clearing Bank, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral.

      "Borrower Parties" means the Parent, the Borrowers and the Guarantors, and "Borrower Party" shall mean any one of the foregoing Borrower Parties.

      "Borrowers" means the Parent, Toastmaster, Inc. and Salton Toastmaster Logistics LLC and "Borrower" shall mean any one of the foregoing Borrowers.

      "Borrowing" means a borrowing hereunder consisting of the Term Loan made on the Closing Date by the Lenders to the Borrowers.

      "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in New York, New York are required or permitted to be closed, and
(b) with respect to all notices, determinations, fundings and payments in connection with the Term Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

      "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

      "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any Fixed Asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

      "Capital Lease" means any lease of property by the Parent or a Subsidiary which, in accordance with GAAP, should be reflected as a capital lease on the consolidated balance sheet of the Parent.

      "Change of Control" shall mean (i) directly or indirectly a sale, transfer, or other conveyance of all or substantially all of the assets of the Parent in one transaction or a series of transactions, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the shareholders of the Parent as of the Original Closing Date (as such term is defined in the First Lien Credit Agreement) (or any Person or group of Persons that, as of the Agreement Date, are Affiliates of such shareholders), is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the aggregate number of votes of all classes of capital stock of the Parent that ordinarily have voting power for the election of directors of the Parent, (iii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constituted the board of directors of the Parent, together with any new directors whose election by such board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors of the Parent then in office or (iv) the Parent shall cease to own, directly or indirectly, 100% of the Stock of any Subsidiary, except as otherwise permitted by Section 7.9.

      "Chattel Paper" means all of the Parent's and each Subsidiary's now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper and tangible chattel paper.

      "Clearing Bank" means any banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

      "Closing Date" means the date of this Agreement.

      "Closing Fees" has the meaning specified in Section 2.4.

      "Code" means the Internal Revenue Code of 1986, as in effect from time to time.

      "Collateral" means all of each Borrower Party's Accounts, Inventory, Chattel Paper, Documents, Investment Property, Deposit Accounts, Equipment and General Intangibles, and all other assets of any Person from time to time subject to the Agent's Liens securing payment or performance of the Obligations, but excluding up to thirty-five percent (35%) of the equity interests of any Borrower Party in any Foreign Subsidiary.

      "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

      "Commitment" means, with respect to each Lender, the principal amount of the Term Loan held by such Lender, and, with respect to all Lenders, the aggregate principal amount of the Term Loan, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule
1.1 or on the register maintained by the Agent or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the Commitments of all of the Lenders, as such obligations may be reduced from time to time pursuant to the terms hereof.

      "Consolidated Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Parent, the Parent's net income on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write up in the book value of any asset or loss arising from any write down in the book value of any asset other than an asset the value of which is included in the calculation of the Borrowing Base (as such term is defined in the First Lien Credit Agreement), (c) earnings or losses of any Person, substantially all the assets or Stock of which have been acquired by the Parent or any of its Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings or losses of any Person in which the Parent or any of its Subsidiaries has a minority ownership interest unless (and only to the extent) such earnings or losses shall actually have been received by the Parent or any of its Subsidiaries in the form of cash distributions; (e) earnings or losses of any Person to which assets of the Parent or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which the Parent or any of its Subsidiaries shall have been merged, or which has been a party with the Parent or any of its Subsidiaries to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Parent or any of its Subsidiaries or from cancellation or forgiveness of Consolidated Debt; (g) gain and non-cash loss arising from extraordinary items or from any other non-recurring transaction, as determined in accordance with GAAP; and (h) all restructuring charges incurred through October 31, 2004 as described on Schedule E-3.

      "Consolidated Debt" means, without duplication, all indebtedness for borrowed money or the deferred purchase price of property, to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, excluding trade payables, but including
(a) all Obligations; (b) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower Party, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower Parties prepared in accordance with GAAP; (c) all obligations and liabilities under Guaranties, (d) the present value (discounted at the Base Rate) of lease payments due under synthetic leases, and
(e) earn-outs or other contingent payments incurred in connection with any acquisition to the extent such earn-outs or payments are not reflected as expenses on the income statements of such Person; provided, further, however, that in no event shall the term Consolidated Debt include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (b) or (d) above), reserves for deferred income taxes and investment credits, or other deferred credits or reserves.

      "Consolidated EBITDA" means, with respect to any fiscal period of the Parent, Consolidated Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Consolidated Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization (including, without limitation, amortization of restricted stock, stock appreciation rights and similar equity instruments), and impairment losses incurred in connection with a restructuring of the U.S. operations in an aggregate amount not to exceed the applicable amount set forth in Schedule E-4 for each applicable period.

      "Consolidated Fixed Charge Coverage Ratio" means, as of any date of determination, with respect to any fiscal period of the Parent, on a consolidated basis, the ratio of (a) the sum of (i) Consolidated EBITDA minus
(ii) Capital Expenditures (excluding Capital Expenditures funded with Consolidated Debt other than Revolving Loans (as such term is defined in the First Lien Credit Agreement), but including, without duplication, principal payments with respect to such Consolidated Debt) to (b) Consolidated Fixed Charges.

      "Consolidated Fixed Charges" means, with respect to any fiscal period of the Parent on a consolidated basis, without duplication, cash interest expense, principal payments of Consolidated Debt (excluding any historical or future cash payments made with respect to the refinancing of principal of Consolidated
Debt), all Distributions paid, all cash Investments, all Specified Transactions, and Federal, state, local and foreign income taxes paid in cash.

      "Contaminant" means any material defined as waste, pollutant, hazardous substance, toxic substance, hazardous waste or special waste under Environmental Laws, including without limitation, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

      "Contributing Borrower" has the meaning specified in Section 14.1(e).

      "Copyright Security Agreement" means Copyright Security Agreement, executed and delivered by the Borrowers to the Agent, for the benefit of the Agent and the Lenders, to evidence and perfect the Agent's security interest in the Borrowers' present and future copyrights and related licenses and rights.

      "Debt" means, without duplication, all indebtedness for borrowed money or the deferred purchase price of property, to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, excluding trade payables, but including (a) all Obligations;
(b) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Borrower Party, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower Parties prepared in accordance with GAAP; (c) all obligations and liabilities under Guaranties;(d) the present value (discounted at the Base
Rate) of lease payments due under synthetic leases, and (e) earn-outs or other contingent payments incurred in connection with any acquisition to the extent such earn-outs or payments are not reflected as expenses on the income statements of such Person; provided, further, however, that in no event shall the term Debt include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (b) or (d) above), reserves for deferred income taxes and investment credits, or other deferred credits or reserves.

      "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

      "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the LIBOR Rate plus (b) ten percent (10%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

      "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of any Borrower Party, including, without limitation, any checking or other demand deposit account, time, savings, passbook or similar account maintained with a bank.

      "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (excluding any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

      "Documents" means all "documents" as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by any Borrower Party.

      "DOL" means the United States Department of Labor or any successor department or agency.

      "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under this Agreement shall be made in Dollars.

      "EBITDA" means, with respect to any fiscal period of the Borrowers, US Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of US Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization (including, without limitation, amortization of restricted stock, stock appreciation rights and similar equity instruments), and impairment losses incurred in connection with a restructuring of the U.S. operations in an aggregate amount not to exceed the applicable amount set forth in Schedule E-4 for each applicable period.

      "Eligible Assignee" means (a) a qualified institutional buyer (as defined by Rule 144A promulgated under the Securities Act of 1933, as amended); provided, however, a natural person cannot be an Eligible Assignee; (b) any Lender listed on the register of the Term Loans maintained by the Agent; (c) any Affiliate of any Lender; and (d) a Related Fund.

      "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release.

      "Environmental Laws" means all federal, state or local, or foreign Governmental Authority, laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

      "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

      "Equipment" means all of any Borrower Party's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (other than consumer goods, farm products or Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Borrower Party and all of any Borrower Party's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder, as in effect from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Borrower Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan,
(b) a withdrawal by any Borrower Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the any Borrower Party or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower Party or any ERISA Affiliate.

      "Event of Default" has the meaning specified in Section 9.1.

      "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder, as in effect from time to time.

      "Exchange Offer" has the meaning specified in the Recitals to this Agreement.

      "Exchange Offer Closing" has the meaning specified in the Recitals to this Agreement.

      "Exchange Offer Transaction" has the meaning specified in Section 13.11(a). "Excluded Taxes" has the meaning specified in Section 4.1(a).

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

      "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

      "First Lien Agent" means WFF, in its capacity as administrative agent and collateral agent for the agents and lenders party to the First Lien Credit Agreement, together with its successors and assigns thereto in such capacities.

      "First Lien Co-Agent" means Silver Point, in its capacity as the co-agent, syndication agent, and documentation agent for the lenders party to the First Lien Credit Agreement, together with its successors and assigns thereto in such capacities.

      "First Lien Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of May 9, 2003 and amended and restated as of June 15, 2004, as amended by that certain Resignation and Appointment Agreement dated August 30, 2004, and as further amended by that certain First Amendment to Amended and Restated Credit Agreement dated August 30, 2004, as further amended by that certain Second Amendment to Amended and Restated Credit Agreement dated May 11, 2005, as further amended by that certain Third Amendment to Amended and Restated Credit Agreement dated July 8, 2005, and as further amended, by and among the Parent, Borrowers, the First Lien Agent, the First Lien Co-Agent, and the lenders from time to time party thereto, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Lenders" means the Lenders from time to time that are parties to the First Lien Credit Agreement as Lender.

      "First Lien Loan Documents" means the Loan Documents as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Loans" means the Loans as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Maximum Amount" means the Maximum Amount as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Obligations" means the Obligations as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Required Lenders" means the Required Lenders as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "First Lien Term Loan" means the Term Loan as such term is defined in the First Lien Credit Agreement, as such is amended, modified, supplemented or restated from time to time in accordance with the terms thereof and hereof.

      "Fiscal Month" means any fiscal month of any Fiscal Year.

      "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

      "Fiscal Year" means the Parent's fiscal year for financial accounting purposes which ends each year on the Saturday closest to June 30. The current Fiscal Year of the Parent will end on July 2, 2005.

      "Fixed Assets" means the Equipment and Real Estate of the Borrowers.

      "Foreign Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Foreign Subsidiaries, the Foreign Subsidiaries' net income on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write up in the book value of any asset or loss arising from any write down in the book value of any asset other than an asset the value of which is included in the calculation of the Borrowing Base (as such term is defined in the First Lien Credit Agreement); (c) earnings or losses of any Person, substantially all the assets or Stock of which have been acquired by the Foreign Subsidiaries in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings or losses of any Person in which any Foreign Subsidiary has a minority ownership interest unless (and only to the extent) such earnings or losses shall actually have been received by such Foreign Subsidiary in the form of cash distributions; (e) earnings or losses of any Person to which assets of any Foreign Subsidiary shall have been sold, transferred or disposed of, or into which any Foreign Subsidiary shall have been merged, or which has been a party with any Foreign Subsidiary to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of any Foreign Subsidiary or from cancellation or forgiveness of Debt; (g) gain and non-cash losses arising from extraordinary items or from any other non-recurring transaction, as determined in accordance with GAAP; and (h) all restructuring charges incurred by the Foreign Subsidiaries through October 31, 2004 as described on Schedule E-3.

      "Foreign EBITDA" means, with respect to any fiscal period of the Foreign Subsidiaries, Foreign Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Foreign Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization (including, without limitation, amortization of restricted stock, stock appreciation rights and similar equity instruments).

      "Foreign Leverage Ratio" means a ratio determined as of the relevant calculation date by dividing Foreign Net Debt as of the last day of the applicable period by Foreign EBITDA for such period.

      "Foreign Net Debt" means, with respect to the Foreign Subsidiaries, without duplication, (I) all indebtedness for borrowed money or the deferred purchase price of property, to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, excluding trade payables, but including (a) all Obligations of the Foreign Subsidiaries; (b) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by any Foreign Subsidiary, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Foreign Net Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Foreign

Subsidiaries prepared in accordance with GAAP; (c) all obligations and liabilities of the Foreign Subsidiaries under Guaranties; (d) the present value (discounted at the Base Rate) of lease payments of the Foreign Subsidiaries due under synthetic leases, and (e) earn-outs or other contingent payments incurred by the Foreign Subsidiaries in connection with any acquisition to the extent such earn-outs or payments are not reflected as expenses on the income statements of such Person; provided, further, however, that in no event shall the term Foreign Net Debt include the capital stock surplus, retained earnings, minority interests in the common stock of Subsidiaries, lease obligations (other than pursuant to (b) or (d) above), reserves for deferred income taxes and investment credits, or other deferred credits or reserves, minus (II) cash held by the Foreign Subsidiaries.

      "Foreign Pledge Agreements" means, collectively those certain pledge agreements among the Borrower Parties, or any of them, and the Agent for the benefit of the Agent and the other Lenders pursuant to which one or more Borrower Parties may pledge up to and including sixty-five percent (65%) of the equity interests of directly-owned Foreign Subsidiaries.

      "Foreign Subsidiaries" has the meaning specified in Section 5.2(a).

      "Funded Debt" shall mean, for any date, total outstanding Obligations of Borrowers as of the date of determination.

      "Funding Borrower" has the meaning specified in Section 14.1(e).

      "Funding Date" means the date on which a Borrowing occurs.

      "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the Closing Date.

      "General Intangibles" means all of the Parent's and each Subsidiary's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Parent and each Subsidiary of every kind and nature (other than Accounts), including, without limitation, all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Parent or any Subsidiary in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Parent or any Subsidiary from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Parent or any Subsidiary is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Parent or any Subsidiary.

      "Good-Faith Protest" means the right of a Borrower Party to protest any Lien described in clause (d) of the definition of Permitted Liens, provided that
(a) a reserve acceptable to the Agent in its commercially reasonable discretion with respect to such obligation is established, (b) any such protest is instituted promptly and prosecuted diligently by such Borrower Party in good faith, and (c) the Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

      "Goods" means all "goods" as defined in the UCC, now owned or hereafter acquired by any Borrower Party, wherever located, including embedded Software to the extent included in "goods" as defined in the UCC.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Guarantors" means the Parent and those Subsidiaries signatory to the Subsidiary Guaranty from time to time.

      "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

      "Indemnified Liabilities" has the meaning specified in Section 13.11.

      "Indemnified Person" has the meaning specified in Section 13.11.

      "Indentures" has the meaning specified in the definition of Senior Notes.

      "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignment for the benefit of creditors, formal or informal moratoria, composition, extension generally with creditors or proceedings seeking reorganization, arrangement or other similar relief.

      "Instruments" means all "instruments" as such term is defined in the UCC, now owned or hereafter acquired by any Borrower Party.

      "Intercompany Account" means the net aggregate month-end sum of the following accounts: (a) "Notes Receivable-Salton CV"; plus (b) "Interest Receivable- Salton CV" minus (c) "Interco Payable-Salton Hong Kong"; minus (d) Other Payables -Salton UK; plus (e) Interco receivable-Toastmaster de Mexico plus (f) all other accounts receivable maintained by Borrowers with Foreign Subsidiaries minus (g) all other accounts payable maintained by Borrowers with Foreign Subsidiaries.

      "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of August 26, 2005, among the First Lien Co-Agent, the First Lien Agent and the Agent, as amended, modified, supplemented or restated from time to time.

      "Interest Period" means, as to the Term Loans, (a) the period commencing on the Funding Date, and ending on January 14, 2006, and (b) thereafter, successive six month periods through the Stated Maturity Date, each beginning on January 15 and July 15, respectively. The last Interest Period shall begin on January 15, 2008 and end on the Stated Maturity Date.

      "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

      "Inventory" means all of any Borrower Party's right, title and interest with respect to "inventory," as such term is defined in the UCC, wherever located, and in any event including now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded Software), other materials and supplies of any kind, nature or description which are used or consumed in any Borrower Party's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

      "Investment" means, as to any Borrower Party, any acquisition of property by such Borrower Party in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription.

      "Investment Property" means all of any Borrower Party's right, title and interest in and to any and all: (a) securities, whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

      "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

      "Knowledge" means, with respect to the Parent or the Administrative Borrower, as applicable, the best knowledge of the senior executive officers of the Parent or the Administrative Borrower, as applicable.

      "Latest Projections" means the projections most recently received by the Agent pursuant to Section 5.3(b).

      "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof.

      "LIBOR Rate" means, the six month London Interbank Offered Rate, as published in the Wall Street Journal (or, if such rate is no longer published in the Wall Street Journal, in a comparable industry source selected by the Agent) on the first day of each Interest Period; provided, however, if the first day of any Interest Period is not a Business Day, then it shall be based on such rate published on the Business Day immediately preceding such date. In the event that the LIBOR Rate ceases to be published by the Wall Street Journal or any other industry publication, the Federal Funds Rate as defined herein shall be substituted as the applicable rate and all references herein to "LIBOR Rate" shall mean and refer to the Federal Funds Rate.

      "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under the preceding clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

      "Loan Documents" means this Agreement, the Intercreditor Agreement, the Patent and Trademark Security Agreement, the Copyright Security Agreement, Security Agreement, the Subsidiary Guaranty, the Pledge Agreement, the Foreign Pledge Agreements, the Agent Fee letter, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement, in each case as amended, restated, supplemented or otherwise modified from time to time.

      "Loan Parties" means, collectively, the Borrower Parties and the Foreign Subsidiaries (other than Amalgamated Appliance Holding Limited).

      "Loans" means, collectively, all loans and advances provided for in
Article I.

      "Majority Lenders" means at any date of determination Lenders whose Pro Rata Shares aggregate more than fifty percent (50%).

      "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower Parties on a consolidated basis or of the Collateral (b) a material impairment of the ability of the Borrower Parties, taken as a whole, to perform under any Loan Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower Party of any Loan Document to which it is a party.

      "Maximum Borrower Liability" has the meaning specified in Section 14.1(b).

      "Maximum Rate" has the meaning specified in Section 2.3.

      "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower Party or any ERISA Affiliate.

      "Net Cash Proceeds" means (a) with respect to the sale or issuance by any Person or any of its Subsidiaries of any shares of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary in connection therewith, after deducting therefrom only (i) reasonable costs and expenses related thereto incurred by such Person or such Subsidiary in connection therewith (including, without limitation, legal, accounting and investment banking fees, and underwriting discounts and commissions), (ii) transfer taxes paid by such Person or such Subsidiary in connection therewith and (iii) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), and (b) with respect to any sale or disposition by any Person or any Subsidiary thereof of property or assets, the amount of Collections received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (i) the amount of any Debt secured by any Permitted Lien on any asset (other than (A) Debt owing to Agent or any Lender under this Agreement or the other Loan Documents and (B) Debt assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such disposition, (ii) reasonable expenses related thereto incurred by such Person or such Subsidiary in connection therewith, and (iii) taxes paid or payable to any taxing authorities by such Person or such Subsidiary in connection therewith, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate and are properly attributable to such transaction; in the case of each of clauses (a) and (b), to the extent, but only to the extent, that the amounts so deducted are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof, as the case may be.

      "Non-Consenting Lender" has the meaning specified in Section 11.1(c).

      "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Loan Parties to the Agent, any other Agent-Related Person and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to any Borrower hereunder or under any of the other Loan Documents.

      "originating Lender" has the meaning specified in Section 11.2(e).

      "Other Debtor Relief Law" has the meaning specified in Section
14.1(b)(iii).

      "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

      "Parent" has the meaning specified in the preamble of this Agreement.

      "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

      "Participant Register" has the meaning specified in Section 11.2(h).

      "Patent and Trademark Security Agreement" means any Patent Security Agreement and the Trademark Security Agreement executed and delivered by certain of the Borrower Parties to the Agent to evidence and perfect the Agent's security interest in such Borrower Parties' present and future patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

      "Payment Account" means each bank account, including, without limitation, each lockbox account to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of a Borrower Party or, at any time after Agent has taken full dominion over the Payment Accounts, on terms acceptable to the Agent.

      "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

      "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Parent or any Subsidiary sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

      "Permitted Acquisition" means any acquisition by any Borrower Party of all or substantially all of the assets or Stock of a Person so long as (a) no Default or Event of Default exists or would be caused thereby and (b) the Administrative Borrower delivers evidence to the Agent that Availability (x) for each of the thirty (30) days most recently ending was not (and after giving effect to such transaction would not have been) and (y) for each of the thirty
(30) days immediately succeeding such transaction on a pro forma basis (after giving effect to such transaction) would not be (i) less than (1) $40,000,000 for any day from and after January 1 though June 30 of any year and (2) $30,000,000 for any day from and after July 1 through December 31 of any year, Permitted Acquisitions which do not exceed $5,000,000 with respect to any individual acquisition and (ii) less than (1) $55,000,000 for any day from and after January 1 though June 30 of any year and (2) $40,000,000 for any day from and after July 1 through December 31 of any year, Permitted Acquisitions which exceed $5,000,000 with respect to any individual acquisition; and "Permitted Acquisitions" means each Permitted Acquisition.

      "Permitted Liens" means:

            (a) (i) Liens for Taxes not delinquent or (ii) statutory Liens for Taxes in an amount not to exceed $500,000 (or such greater amount as shall be covered by a bond); provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on the Parent's and the Subsidiaries' books and records and a stay of enforcement of any such Lien is in effect;

            (b) the Agent's Liens;

            (c) Liens held by the First Lien Agent or the First Lien Co-Agent, as agents for the lenders party to the First Lien Credit Agreement, to secure the First Lien Obligations;

            (d) Liens incurred or deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

            (e) Liens securing the claims or demands of materialmen, mechanics, carriers, repairmen, warehousemen, landlords and other like Persons, so long as
(i) such Liens are subject to a Good-Faith Protest or (ii) with respect to such Liens arising from the nonpayment of such claims or demand when due, such claims or demands do not exceed $200,000 in the aggregate (or such greater amount as shall be covered by a bond);

            (f) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Borrower Party's business;

            (g) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

            (h) Liens securing Capital Leases and purchase money Debt permitted in Section 7.13;

            (i) any Liens on Property of a Person acquired in any Permitted Acquisition otherwise permitted hereunder; provided that such Liens (i) attach to assets valued individually or in the aggregate not in excess of $1,000,000 and (b) are existing on the date of such Permitted Acquisition and do not relate to any other then-existing or after-acquired assets of a Borrower Party following such Permitted Acquisition; and

            (j) Liens, if any, in effect as of the Closing Date and described in Schedule E-2.

      "Permitted Transaction" means (1) the redemption or other acquisition by Parent of all or a portion of the Senior Notes, solely in connection with the Exchange Offer, (2) acquisition by Parent of 2005 Senior Notes solely to the extent permitted by the First Lien Credit Agreement, (3) the purchase, prepayment or redemption of the 2005 Senior Notes and/or the 2008 Senior Notes (and the Term Loan to the extent required by the Credit Agreement to purchase 2008 Senior Notes) solely to the extent permitted by the First Lien Credit Agreement, and (4) any one or more of the following transactions of a Borrower Party, on the condition that the Administrative Borrower delivers evidence to the Agent that no Default or Event of Default then exists and that the Availability (x) for each of the thirty (30) days most recently ending was not (and after giving effect to such transaction would not have been) and (y) for each of the thirty (30) days immediately succeeding such transaction on a pro forma basis (after giving effect to such transaction) would not be less than (a) $55,000,000 for any day from and after January 1 through June 30 of any year and
(b) $40,000,000 for any day from and after July 1 through December 31 of any year,

                  (i) dividends on capital stock of Parent not to exceed $3,000,000 in the aggregate during any Fiscal Year;

                  (ii) the redemption or other acquisitions by Parent of any of its bonds or capital stock (or any options or warrants for such stock);

and "Permitted Transactions" means each Permitted Transaction.

      "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

      "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Borrower Party sponsors or maintains or to which a Borrower Party makes, is making, or is obligated to make contributions and includes any Pension Plan.

      "Pledge Agreement" means the Pledge Agreement of even date herewith among certain of the Borrower Parties party thereto and the Agent for the benefit of the Agent and the other Lenders.

      "Prepayment Triggering Event" has the meaning specified in Section 3.1(c).

      "Proprietary Rights" means all of any Borrower Party's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent applications, copyright applications, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

      "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders.

      "Proposed Change" has the meaning specified in Section 11.1(c).

      "Real Estate" means all of any Borrower Party's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such Borrower Party's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

      "Register" has the meaning specified in Section 11.2(g).

      "Registered Loan" means any loan recorded on the Register pursuant to
Section 11.2(g).

      "Registered Note" has the meaning specified in Section 1.4.

      "Related Fund" means any fund or account managed by any Lender or an Affiliate of any Lender or by the investment manager of any such fund or account.

      "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

      "Report" has the meaning specified in Section 12.18(a).

      "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty (30) day notice requirement under ERISA has been waived in regulations issued by the PBGC.

      "Required Amount" has the meaning specified in Section 7.31.

      "Required Lenders" means, at any time, (a) the Agent and (b) Lenders whose Pro Rata Shares aggregate more than sixty-six and two-thirds percent (66-2/3%).

      "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

      "Responsible Officer" means the corporate comptroller, vice president of finance, chief financial officer or the president of the Administrative Borrower, any other officer having substantially the same authority and responsibility.

      "Restricted Investment" means, as to any Borrower Party, any Investment, except the following: (a) acquisitions of Equipment and intellectual property to be used in the business of such Borrower Party so long as the acquisition costs thereof constitute, or are deemed to constitute, Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of such Borrower Party; (c) acquisitions of current assets acquired in the ordinary course of business of the Parent; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $1,000,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than ninety (90) days from the date of creation thereof; and (g) Permitted Acquisitions.

      "SEC" means the United States Securities and Exchange Commission and any successor thereto.

      "Security Agreement" means the Security Agreement of even date herewith among the Borrower Parties and the Agent for the benefit of the Agent and other Lenders.

      "Seller Subordinated Debt" means Debt of the Borrower Parties incurred in connection with any Permitted Acquisition and initially owing to the seller in such Permitted Acquisition; provided, that (a) such Debt shall be subordinated, pursuant to subordination provisions acceptable to the Agent in its sole discretion and such provisions shall be no less favorable to the Lenders than the subordination provisions of any existing subordinated debt, to the obligations of the Borrowers under this Agreement and the other Loan Documents,
(b) such Debt shall mature no less than one hundred eighty (180) days after the Termination Date and shall have covenants no more restrictive than those set forth herein and (c) after giving effect to the incurrence of such Debt, no Default or Event of Default shall be in existence.

      "Senior Notes" means, collectively, those (a) 10 -3/4% Senior Subordinated Notes Due 2005, issued by the Parent, pursuant to that certain Indenture, dated as of December 16, 1998 in favor of Wells Fargo Bank Minnesota, N.A., as Trustee (the "December 16, 1998 Indenture") and (b) 12 -1/4% Senior Subordinated Notes Due 2008, issued by the Parent, pursuant to that certain Indenture, dated as of April 23, 2001 in favor of Wells Fargo Bank Minnesota, N.A., as Trustee (the "April 23, 2001 Indenture" and together with the December 16, 1998 Indenture, the "Indentures"), as amended, restated, supplemented or otherwise modified from time to time.

      "Silver Point" means Silver Point Finance, LLC, a Delaware limited liability company.

      "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Borrower Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

      "Solvent" means, when used with respect to any Person, that at the time of determination:

            (a) the assets of such Person, at a fair valuation, are in excess of the total amount of its debts (including contingent liabilities); and

            (b) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

            (c) it is then able and expects to be able to pay its debts (including contingent debts and other commitments) as they mature; and

            (d) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

      For purposes of determining whether a Person is Solvent, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Specified Transaction" means any one or more of the following transactions of a Borrower Party, (a) dividends on capital stock of Parent and
(b) the redemption or other acquisitions by Parent of any of its bonds or capital stock (or any options or warrants for such stock); and "Specified Transactions" means each Specified Transaction.

      "Stated Maturity Date" means March 31, 2008.

      "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

      "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Parent, including, without limitation, each Borrower.

      "Subsidiary Guaranty" means the Subsidiary Guaranty dated as of the date hereof, executed and delivered by the Guarantors for the benefit of the Agent and the Lenders to guarantee the Obligations of the Borrowers under this Agreement.

      "Supporting Obligations" means all "supporting obligations" as such term is defined in the UCC, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

      "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

      "Term Loan" has the meaning specified in Section 1.3.

      "Term Loan Amount" means the aggregate amount of the Term Loans set forth on Schedule 1.1 from time to time, but in no event to exceed $110,000,000.

      "Termination Date" means the earliest to occur of (i) the Stated Maturity Date, (ii) the date the Total Facility is terminated by the Borrowers pursuant to Section 3.2 and (iii) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.

      "Total Facility" has the meaning specified in Section 1.1.

      "2005 Senior Notes" has the meaning set forth in the Recitals to this Agreement.

      "2008 Senior Notes" has the meaning set forth in the Recitals to this Agreement.

      "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

      "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "US Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrowers, the Borrowers' net income on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write up in the book value of any asset or loss arising from any write down in the book value of any asset other than an asset the value of which is included in the calculation of the Borrowing Base (as such term is defined in the First Lien Credit Agreement); (c) earnings or losses of any Person, substantially all the assets or Stock of which have been acquired by the Borrowers in any manner, to the extent realized by such other Person prior to the date of acquisition;
(d) earnings or losses of any Person in which any Borrower has a minority ownership interest unless (and only to the extent) such earnings or losses shall actually have been received by such Borrower in the form of cash distributions;
(e) earnings or losses of any Person to which assets of any Borrower shall have been sold, transferred or disposed of, or into which any Borrower shall have been merged, or which has been a party with any Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of any Borrower or from cancellation or forgiveness of Debt; (g) gain and non-cash losses arising from extraordinary items or from any other non-recurring transaction, as determined in accordance with GAAP; and (h) all restructuring charges incurred by the Borrowers through October 31, 2004 as described on Schedule E-3.

      "WFF" means Wells Fargo Foothill, Inc., a California corporation.

      Accounting Terms. Any accounting term used in the Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in the Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

      Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

            (b) The words "hereof," "herein," "hereunder" and similar words refer to the Agreement as a whole and not to any particular provision of the Agreement; and Subsection, Section, Schedule and Exhibit references are to the Agreement unless otherwise specified.

            (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (i) The term "including" is not limiting and means "including without limitation."

                  (ii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  (iii) The word "or" is not exclusive.

            (d) Unless otherwise expressly provided herein, (i) references to agreements (including the Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

            (e) The captions and headings of the Agreement and other Loan Documents are for convenience of reference only and shall not affect the interpretation of the Agreement.

            (f) The Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

            (g) For purposes of Section 9.1, a breach of the financial covenants referenced in Section 7.23 shall be deemed to have occurred as of any date of determination thereof by the Majority Lenders or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Agent.

            (h) The Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Lenders, the Borrower Parties and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.